                         ------------------------------
                         ------------------------------

                     GUITAR CENTER MANAGEMENT COMPANY, INC.

                                     ISSUER,

                                       AND

                     U.S. TRUST COMPANY OF CALIFORNIA, N.A.


                                     TRUSTEE

                              --------------------


                                    INDENTURE



                            Dated as of July 2, 1996


                                   ----------



                                  $100,000,000
                            11% Senior Notes due 2006


                         ------------------------------
                         ------------------------------

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                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

                                    ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE . . . . . . . . . . . . . . . . .   1
     SECTION 1.1.   DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . .   1
     SECTION 1.2.   INCORPORATION BY REFERENCE OF TIA  . . . . . . . . . . .  24
     SECTION 1.3.   RULES OF CONSTRUCTION. . . . . . . . . . . . . . . . . .  24

                                   ARTICLE II

THE SECURITIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
     SECTION 2.1.   FORM AND DATING. . . . . . . . . . . . . . . . . . . . .  25
     SECTION 2.2.   EXECUTION AND AUTHENTICATION . . . . . . . . . . . . . .  25
     SECTION 2.3.   REGISTRAR AND PAYING AGENT . . . . . . . . . . . . . . .  26
     SECTION 2.4.   PAYING AGENT TO HOLD ASSETS IN TRUST . . . . . . . . . .  27
     SECTION 2.5.   SECURITYHOLDER LISTS . . . . . . . . . . . . . . . . . .  28
     SECTION 2.6.   TRANSFER AND EXCHANGE. . . . . . . . . . . . . . . . . .  28
     SECTION 2.7.   REPLACEMENT SECURITIES . . . . . . . . . . . . . . . . .  36
     SECTION 2.8.   OUTSTANDING SECURITIES . . . . . . . . . . . . . . . . .  36
     SECTION 2.9.   TREASURY SECURITIES. . . . . . . . . . . . . . . . . . .  37
     SECTION 2.10.  TEMPORARY SECURITIES . . . . . . . . . . . . . . . . . .  37
     SECTION 2.11.  CANCELLATION . . . . . . . . . . . . . . . . . . . . . .  37
     SECTION 2.12.  DEFAULTED INTEREST . . . . . . . . . . . . . . . . . . .  38

                                   ARTICLE III

REDEMPTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
     SECTION 3.1.   OPTIONAL REDEMPTION. . . . . . . . . . . . . . . . . . .  39
     SECTION 3.2.   NOTICES TO TRUSTEE . . . . . . . . . . . . . . . . . . .  40
     SECTION 3.3.   SELECTION OF SECURITIES TO BE REDEEMED . . . . . . . . .  40
     SECTION 3.4.   NOTICE OF REDEMPTION . . . . . . . . . . . . . . . . . .  41
     SECTION 3.5.   EFFECT OF NOTICE OF REDEMPTION . . . . . . . . . . . . .  42
     SECTION 3.6.   DEPOSIT OF REDEMPTION PRICE. . . . . . . . . . . . . . .  42
     SECTION 3.7.   SECURITIES REDEEMED IN PART. . . . . . . . . . . . . . .  43


                                        i

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                                   ARTICLE IV

                                                                            PAGE
                                                                            ----

COVENANTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
     SECTION 4.1.   PAYMENT OF SECURITIES. . . . . . . . . . . . . . . . . .  43
     SECTION 4.2.   MAINTENANCE OF OFFICE OR AGENCY. . . . . . . . . . . . .  44
     SECTION 4.3.   LIMITATION ON RESTRICTED PAYMENTS. . . . . . . . . . . .  44
     SECTION 4.4.   CORPORATE EXISTENCE. . . . . . . . . . . . . . . . . . .  45
     SECTION 4.5.   PAYMENT OF TAXES AND OTHER CLAIMS. . . . . . . . . . . .  46
     SECTION 4.6.   MAINTENANCE OF PROPERTIES AND INSURANCE. . . . . . . . .  46
     SECTION 4.7.   COMPLIANCE CERTIFICATE; NOTICE OF DEFAULT. . . . . . . .  46
     SECTION 4.8.   REPORTS. . . . . . . . . . . . . . . . . . . . . . . . .  47
     SECTION 4.9.   LIMITATION ON STATUS AS INVESTMENT COMPANY . . . . . . .  48
     SECTION 4.10.  LIMITATION ON TRANSACTIONS WITH AFFILIATES.. . . . . . .  48
     SECTION 4.11.  LIMITATION ON INCURRENCE OF ADDITIONAL INDEBTEDNESS
                         AND DISQUALIFIED CAPITAL STOCK. . . . . . . . . . .  49
     SECTION 4.12.  LIMITATION ON DIVIDENDS AND OTHER PAYMENT RESTRICTIONS

                         AFFECTING SUBSIDIARIES. . . . . . . . . . . . . . .  49
     SECTION 4.13.  LIMITATION ON LIENS SECURING INDEBTEDNESS. . . . . . . .  50
     SECTION 4.14.  LIMITATION ON SALE OF ASSETS AND SUBSIDIARY STOCK. . . .  50
     SECTION 4.15.  LIMITATION ON LINES OF BUSINESS. . . . . . . . . . . . .  55
     SECTION 4.16.  RESTRICTION ON SALE AND ISSUANCE OF SUBSIDIARY STOCK.. .  55
     SECTION 4.17.  WAIVER OF STAY, EXTENSION OR USURY LAWS. . . . . . . . .  55


                                    ARTICLE V

SUCCESSOR CORPORATION. . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
     SECTION 5.1.   LIMITATION ON MERGER, SALE OR CONSOLIDATION. . . . . . .  56
     SECTION 5.2.   SUCCESSOR CORPORATION SUBSTITUTED. . . . . . . . . . . .  57

                                   ARTICLE VI

EVENTS OF DEFAULT AND REMEDIES . . . . . . . . . . . . . . . . . . . . . . .  57
     SECTION 6.1.   EVENTS OF DEFAULT. . . . . . . . . . . . . . . . . . . .  57
     SECTION 6.2.   ACCELERATION OF STATED MATURITY; RESCISSION AND

                         ANNULMENT . . . . . . . . . . . . . . . . . . . . .  59
     SECTION 6.3.   COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY
                    TRUSTEE. . . . . . . . . . . . . . . . . . . . . . . . .  61
     SECTION 6.4.   TRUSTEE MAY FILE PROOFS OF CLAIM . . . . . . . . . . . .  61
     SECTION 6.5.   TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF
                         SECURITIES. . . . . . . . . . . . . . . . . . . . .  62
     SECTION 6.6.   PRIORITIES . . . . . . . . . . . . . . . . . . . . . . .  63
     SECTION 6.7.   LIMITATION ON SUITS. . . . . . . . . . . . . . . . . . .  63
     SECTION 6.8.   UNCONDITIONAL RIGHT OF HOLDERS TO RECEIVE PRINCIPAL,
                         PREMIUM AND INTEREST. . . . . . . . . . . . . . . .  64
     SECTION 6.9.   RIGHTS AND REMEDIES CUMULATIVE . . . . . . . . . . . . .  64
     SECTION 6.10.  DELAY OR OMISSION NOT WAIVER . . . . . . . . . . . . . .  65
     SECTION 6.11.  CONTROL BY HOLDERS . . . . . . . . . . . . . . . . . . .  65
     SECTION 6.12.  WAIVER OF PAST DEFAULT . . . . . . . . . . . . . . . . .  65
     SECTION 6.13.  UNDERTAKING FOR COSTS. . . . . . . . . . . . . . . . . .  66
     SECTION 6.14.  RESTORATION OF RIGHTS AND REMEDIES . . . . . . . . . . .  66

                                   ARTICLE VII

TRUSTEE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
     SECTION 7.1.   DUTIES OF TRUSTEE. . . . . . . . . . . . . . . . . . . .  67
     SECTION 7.2.   RIGHTS OF TRUSTEE. . . . . . . . . . . . . . . . . . . .  68
     SECTION 7.3.   INDIVIDUAL RIGHTS OF TRUSTEE . . . . . . . . . . . . . .  69
     SECTION 7.4.   TRUSTEE'S DISCLAIMER . . . . . . . . . . . . . . . . . .  69
     SECTION 7.5.   NOTICE OF DEFAULT. . . . . . . . . . . . . . . . . . . . .70
     SECTION 7.6.   REPORTS BY TRUSTEE TO HOLDERS. . . . . . . . . . . . . .  70
     SECTION 7.7.   COMPENSATION AND INDEMNITY . . . . . . . . . . . . . . .  70
     SECTION 7.8.   REPLACEMENT OF TRUSTEE . . . . . . . . . . . . . . . . .  71
     SECTION 7.9.   SUCCESSOR TRUSTEE BY MERGER, ETC.. . . . . . . . . . . .  72
     SECTION 7.10.  ELIGIBILITY; DISQUALIFICATION. . . . . . . . . . . . . .  73
     SECTION 7.11.  REFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY . . . .  73

                                  ARTICLE VIII

LEGAL DEFEASANCE AND COVENANT DEFEASANCE . . . . . . . . . . . . . . . . . .  73
     SECTION 8.1.   OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT


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                         DEFEASANCE. . . . . . . . . . . . . . . . . . . . .  73
     SECTION 8.2.   LEGAL DEFEASANCE AND DISCHARGE . . . . . . . . . . . . .  73
     SECTION 8.3.   COVENANT DEFEASANCE. . . . . . . . . . . . . . . . . . .  74
     SECTION 8.4.   CONDITIONS TO LEGAL OR COVENANT DEFEASANCE . . . . . . .  74
     SECTION 8.5.   DEPOSITED CASH AND U.S. GOVERNMENT OBLIGATIONS TO BE   HELD
                    IN TRUST; OTHER MISCELLANEOUS PROVISIONS . . . . . . . .  76
     SECTION 8.6.   REPAYMENT TO THE COMPANY . . . . . . . . . . . . . . . .  77
     SECTION 8.7.   REINSTATEMENT. . . . . . . . . . . . . . . . . . . . . .  77

                                   ARTICLE IX

AMENDMENTS, SUPPLEMENTS AND WAIVERS. . . . . . . . . . . . . . . . . . . . .  78
     SECTION 9.1.   SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF HOLDERS . . .  78
     SECTION 9.2.   AMENDMENTS, SUPPLEMENTAL INDENTURES AND WAIVERS
                         WITH CONSENT OF HOLDERS . . . . . . . . . . . . . .  79
     SECTION 9.3.   COMPLIANCE WITH TIA. . . . . . . . . . . . . . . . . . .  80
     SECTION 9.4.   REVOCATION AND EFFECT OF CONSENTS. . . . . . . . . . . .  81
     SECTION 9.5.   NOTATION ON OR EXCHANGE OF SECURITIES. . . . . . . . . .  81
     SECTION 9.6.   TRUSTEE TO SIGN AMENDMENTS, ETC. . . . . . . . . . . . .  82

                                    ARTICLE X

RIGHT TO REQUIRE REPURCHASE. . . . . . . . . . . . . . . . . . . . . . . . .  82
     SECTION 10.1.  REPURCHASE OF SECURITIES AT OPTION OF THE HOLDER
                         UPON A CHANGE OF CONTROL. . . . . . . . . . . . . .  82

                                   ARTICLE XI

MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  85
     SECTION 11.1.  TIA CONTROLS . . . . . . . . . . . . . . . . . . . . . .  85
     SECTION 11.2.  NOTICES. . . . . . . . . . . . . . . . . . . . . . . . .  85
     SECTION 11.3.  COMMUNICATIONS BY HOLDERS WITH OTHER HOLDERS . . . . . .  87
     SECTION 11.4.  CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT . . .  87
     SECTION 11.5.  STATEMENTS REQUIRED IN CERTIFICATE OR OPINION. . . . . .  87
     SECTION 11.6.  RULES BY TRUSTEE, PAYING AGENT, REGISTRAR. . . . . . . .  88
     SECTION 11.7.  NON-BUSINESS DAYS. . . . . . . . . . . . . . . . . . . .  88

     SECTION 11.8.  GOVERNING LAW. . . . . . . . . . . . . . . . . . . . . .  88
     SECTION 11.9.  NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS. . . . . .  89
     SECTION 11.10. NO RECOURSE AGAINST OTHERS . . . . . . . . . . . . . . .  89
     SECTION 11.11. SUCCESSORS . . . . . . . . . . . . . . . . . . . . . . .  89
     SECTION 11.12. DUPLICATE ORIGINALS. . . . . . . . . . . . . . . . . . .  89
     SECTION 11.13. SEVERABILITY . . . . . . . . . . . . . . . . . . . . . .  89
     SECTION 11.14. TABLE OF CONTENTS, HEADINGS, ETC.. . . . . . . . . . . .  90

SIGNATURES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  91

Exhibit A. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-1

          INDENTURE, dated as of July 2, 1996, by and among Guitar Center Management Company, Inc., a California corporation (the "Company"), and U.S. Trust Company of California, N.A., as Trustee.

          Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the Company's 11% Senior Notes due 2006:

                                    ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

          SECTION 1.  Definitions.

          "ACCELERATION NOTICE" shall have the meaning specified in Section 6.2.

          "ACQUIRED INDEBTEDNESS" means Indebtedness or Disqualified Capital Stock of any Person existing at the time such Person becomes a Subsidiary of the Company, including by designation, or is merged or consolidated into or with or otherwise acquired by the Company or one of its Subsidiaries.

          "ACQUISITION" means the purchase or other acquisition of any Person or substantially all the assets of any Person by any other Person, whether by purchase, merger, consolidation, or other transfer, and whether or not for consideration.

          "AFFILIATE" means any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company. For purposes of this definition, the term "control" means the power to direct the management and policies of a Person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract, or otherwise, PROVIDED that, with respect to ownership of the Company and its Subsidiaries, a beneficial owner of 10% or more of the total voting power normally entitled to vote in the election of directors, managers or trustees, as applicable, shall for such purposes be deemed to constitute control.

          "AFFILIATE TRANSACTION" shall have the meaning specified in Section 4.10.

          "AGENT" means any authenticating agent, Registrar, Paying Agent or transfer agent.

          "ANCILLARY DOCUMENTS" means the amendment to the Company's Articles of Incorporation creating the Junior Preferred Stock, the Restricted Stock Agreements, the Stockholders Agreement, the Shareholder Registration Rights Agreement, the Employment Agreements, the Management Stock Option Agreements and the Plan.

          "ASSET SALE" shall have the meaning specified in Section 4.14.

          "ASSET SALE OFFER" shall have the meaning specified in Section 4.14.

          "ASSET SALE OFFER AMOUNT" shall have the meaning specified in
Section 4.14.

          "ASSET SALE OFFER PERIOD" shall have the meaning specified in Section 4.14.

          "ASSET SALE OFFER PRICE" shall have the meaning specified in Section 4.14.

          "AVERAGE LIFE" means, as of the date of determination, with respect to any security or instrument, the quotient obtained by dividing (i) the sum of (a) the product of the number of years from the date of determination to the date or dates of each successive scheduled principal (or redemption) payment of such security or instrument and (b) the amount of each such respective principal (or redemption) payment by (ii) the sum of all such principal (or redemption) payments.

          "BANKRUPTCY LAW" means Title 11, U.S. Code, or any similar Federal, state or foreign law for the relief of debtors.

          "BENEFICIAL OWNER" or "BENEFICIAL OWNER" has the meaning attributed to it in Rules 13d-3 and 13d-5 under the Exchange Act (as in effect on the Issue
Date), whether or not applicable, except that a "Person" shall be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time.

          "BOARD OF DIRECTORS" or "BOARD" means, with respect to the Company, the Board of Directors of the Company or any committee of the Board of Directors of the Company authorized, with respect to any particular matter, to exercise the power of the Board of Directors of the Company.

          "BOARD RESOLUTION" means, with respect to any Person, a duly adopted resolution of the Board of Directors of such Person.

          "BORROWING BASE" means at any time the sum of (i) 75% of Eligible Receivables, plus (ii) 65% of Eligible Inventory.

          "BRIDGE FACILITY" means the $51.0 million aggregate principal amount of the Company's senior unsecured increasing rate notes purchased by GCMC Funding, Inc. and the loan of $49.0 million aggregate principal amount by Chemical Bank to the Company.

          "BRIDGE FINANCING AGREEMENT" means the Bridge Financing Agreement, dated as of June 5, 1996, among the Company, Chemical Bank and GCMC Funding, Inc.

          "BUSINESS DAY" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

          "CAPITAL STOCK" means, with respect to any corporation, any and all shares, interests, rights to purchase (other than convertible or exchangeable Indebtedness), warrants, options, participations or other equivalents of or interests (however designated) in stock issued by that corporation.

          "CAPITALIZED LEASE OBLIGATION" means rental or other payment obligations under a lease of real or personal property that are required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligations shall be the capitalized amount of such obligations, as determined in accordance with GAAP.

          "CASH" or "CASH" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

          "CASH EQUIVALENT" means (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (PROVIDED that the full faith and credit of the United States of America is pledged in support thereof), (ii) time deposits and certificates of deposit and commercial paper issued by the parent corporation of any domestic commercial bank of recognized standing having capital and surplus in excess of $500 million and commercial paper issued by others rated at least A-2 or the equivalent thereof by Standard & Poor's Corporation or at least P-2 or the equivalent thereof by Moody's Investors Service, Inc. and in each case maturing within one year after the date of acquisition and (iii) investments in money market accounts substantially all of whose assets comprise securities of the types described in clauses (i) and (ii) above.

          "CHANGE OF CONTROL" means such time as: (a) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act), other than any person or group comprised solely of the Investors, has become the beneficial owner, by way of purchase, merger, consolidation or otherwise, of 35% or more of the voting power of all classes of voting securities of the Company and such person or group has become the beneficial owner of a greater percentage of the voting power of all classes of voting securities of the Company than that then held by the Investors; or (b) a sale or transfer of all or substantially all of the assets of the Company to any person or group (other than any group consisting solely of the Investors or their Affiliates) has been consummated; or
(c) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election was approved by a vote of a majority of the directors then still in office, who either were directors at the beginning of such period or whose election or nomination for the election was previously so approved) cease for any reason to constitute a majority of the directors of the Company, as the case may be, then in office, other than as a result of election and removal of directors pursuant to the terms of the Senior Preferred Stock as in effect on the Issue Date or the Stockholders Agreement as in effect on the Issue Date governing the election and removal of directors.

          "CHANGE OF CONTROL OFFER" shall have the meaning specified in Section 10.1.

          "CHANGE OF CONTROL OFFER PERIOD" shall have the meaning specified in
Section 10.1.

          "CHANGE OF CONTROL PURCHASE DATE" shall have the meaning specified in
Section 10.1.

          "CHANGE OF CONTROL PURCHASE PRICE" shall have the meaning specified in
Section 10.1.

          "CHANGE OF CONTROL PUT DATE" shall have the meaning specified in
Section 10.1.

          "COMMISSION" means the SEC.

          "COMPANY" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture, and thereafter means such successor.

          "CONSOLIDATED COVERAGE RATIO" of any Person as of the date of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio (the "Transaction Date") means the ratio, on a PRO FORMA basis, of (a) the aggregate amount of Consolidated EBITDA of such Person attributable to continuing operations and businesses (exclusive of amounts attributable to operations and businesses permanently discontinued or disposed of) for the Reference Period to (b) the aggregate Consolidated Fixed Charges of such Person (exclusive of amounts attributable to operations and businesses permanently discontinued or disposed of, but only to the extent that the obligations giving rise to such Consolidated Fixed Charges would no longer be obligations contributing to such Person's Consolidated Fixed Charges subsequent to the Transaction Date) during the Reference Period; PROVIDED that for purposes of this definition, (i) Acquisitions which occurred during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date shall be assumed to have occurred on the first day of the Reference Period,
(ii) transactions giving rise to the need to calculate the Consolidated Coverage Ratio shall be assumed to have occurred on the first day of the Reference Period, (iii) the incurrence of any Indebtedness or issuance of any Disqualified Capital Stock during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date (and the application of the proceeds therefrom to the extent used to refinance or retire other Indebtedness) shall be assumed to have occurred on the first day of such Reference Period, and (iv) the Consolidated Fixed Charges of such Person attributable to interest on any Indebtedness or dividends on any Disqualified Capital Stock bearing a floating interest (or dividend) rate shall be computed on a PRO FORMA basis as if the average rate in effect from the beginning of the Reference Period to the Transaction Date had been the applicable rate for the entire period, unless such Person or any of its Subsidiaries is a party to an Interest Swap or Hedging Obligation (which shall remain in effect for the 12-month period immediately following the Transaction Date) that either (i) has the effect of fixing the interest rate on the date of computation, in which case such fixed rate (whether higher or lower) shall be used or (ii) has the effect of capping the interest rate on the date of computation, in which case such capped rate (if lower) shall be used.

          "CONSOLIDATED DEPRECIATION AND AMORTIZATION EXPENSE" of any Person means consolidated depreciation and amortization expense of such Person and its Consolidated Subsidiaries as reported in accordance with GAAP.

          "CONSOLIDATED EBITDA" means, with respect to any Person, for any period, the Consolidated Net Income of such Person for such period adjusted to add thereto (to the extent deducted from net revenues in determining Consolidated Net Income), without duplication, the sum of (i) Consolidated Income Tax Expense, (ii) Consolidated Depreciation and Amortization Expense, PROVIDED that Consolidated Depreciation and Amortization Expense of a Subsidiary that is not a Wholly Owned Subsidiary shall only proportionately be added to the extent of the proportionate equity interest of the Company in such Subsidiary,
(iii) Consolidated Fixed Charges, (iv) all other non-cash charges, less the amount of all cash payments made by such Person or any of its Subsidiaries during such period to the extent such payments relate to non-cash charges that were added back in determining Consolidated EBITDA for such period or any prior period, and (v) for periods including and prior to June 5, 1996, salary paid to Raymond Scherr as Chairman of the Company (to the extent such salary reduced Consolidated Net Income).

          "CONSOLIDATED FIXED CHARGES" of any Person means, for any period, the aggregate amount (without duplication and determined in each case in accordance with GAAP) of (a) interest expensed or capitalized, paid, accrued, or scheduled to be paid or accrued (including, in accordance with the following sentence, interest attributable to Capitalized Lease Obligations) of such Person and its Consolidated Subsidiaries during such period, including (i) original issue discount and non-cash interest payments or accruals on any Indebtedness, (ii) the interest portion of all deferred payment obligations, and (iii) all commissions, discounts and other fees and charges owed with respect to bankers' acceptances and letters of credit financings and currency and Interest Swap and Hedging Obligations, in each case to the extent attributable to such period, and
(b) the amount of cash dividends paid or scheduled to be paid by such Person or any of its Consolidated Subsidiaries in respect of Preferred Stock (other than by Subsidiaries of such Person to such Person or such Person's Wholly Owned Subsidiaries). For purposes of this definition, (x) interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably deter-mined by the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP and (y) interest expense attributable to any Indebtedness represented by the guaranty by such Person or a Subsidiary of such Person of an obligation of another Person shall be deemed to be the interest expense attributable to the Indebtedness guaranteed.

          "CONSOLIDATED INCOME TAX EXPENSE" of any Person means the provision for taxes based on income or profits of such Person and its Consolidated Subsidiaries as reported in accordance with GAAP.

          "CONSOLIDATED NET INCOME" means, with respect to any Person for any period, the net income (or loss) of such Person and its Consolidated Subsidiaries (determined on a consolidated basis in accordance with GAAP), plus, without duplication and only to the extent not already included in net income, cash dividends received by the Company from Unrestricted Subsidiaries (not in excess of the Company's or such Subsidiary's proportionate share of the equity interest therein) for such period, adjusted to exclude (only to the extent included in computing such net income (or loss) and without duplication): (a) all gains and losses which are either extraordinary (as determined in accordance with GAAP) or are either unusual or nonrecurring (including any gain or loss from the sale or other disposition of assets outside the ordinary course of business or from the issuance or sale of any Capital Stock), (b) the net income, if positive, of any Person, other than a Wholly Owned Subsidiary, in which such Person or any of its Consolidated Subsidiaries has an interest, except to the extent of the amount of any dividends or distributions actually paid in cash to such Person or a Wholly Owned Subsidiary of such Person during such period, but in any case not in excess of such Person's PRO RATA share of such Person's net income for such period, (c) the net income or loss of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition, (d) the net income, if positive, of any of such Person's Consolidated Subsidiaries to the extent that the declaration or payment of dividends or similar distributions is not at the time permitted by operation of the terms of its charter or bylaws or any other agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Consolidated Subsidiary, and (e) the effect of non-cash charges resulting solely from the issuance and/or lapse of substantial risk of forfeiture of Junior Preferred Stock issued to members of the Company's management in connection with and at the time of the Recapitalization.

          "CONSOLIDATED NET WORTH" of any Person at any date means the aggregate consolidated stockholders' equity of such Person (plus amounts of equity attributable to preferred stock of such Person) and its Consolidated Subsidiaries, as would be shown on the consolidated balance sheet of such Person prepared in accordance with GAAP, adjusted to exclude (to the extent included in calculating such equity), (a) the amount of any such stockholders' equity attributable to Disqualified Capital Stock or treasury stock of such Person and its Consolidated Subsidiaries, and (b) amounts included in such stockholders' equity resulting from upward revaluations and other write-ups in the book value of assets of such Person or a Consolidated Subsidiary of such Person subsequent to the Issue Date.

          "CONSOLIDATED SUBSIDIARY" means, for any Person, each Subsidiary of such Person (whether now existing or hereafter created or acquired) the financial statements of which are consolidated for financial statement reporting purposes with the financial statements of such Person in accordance with GAAP.

          "COVENANT DEFEASANCE" shall have the meaning specified in Section 8.3.

          "CREDIT AGREEMENT" means the Credit Agreement, dated as of June 5, 1996, between the Company and Wells Fargo Bank, N.A., and all refundings, refinancings, amendments, modifications, replacements (solely with institutional lenders of national reputation) and supplements thereto.

          "CUSTODIAN" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

          "DEBT INCURRENCE RATIO" shall have the meaning specified in Section 4.11.

          "DEFAULT" means any event or condition that is, or after notice or passage of time or both would be, an Event of Default.

          "DEFAULTED INTEREST" shall have the meaning specified in Section 2.12.

          "DEFINITIVE SECURITIES" means Securities that are in the form of the Security attached hereto as Exhibit A that do not include the information called for by footnotes 1 and 3 thereof.

          "DEPOSITARY" means, with respect to the Securities issuable or issued in whole or in part in global form, the person specified in Section 2.3 as the Depositary with respect to the Securities, until a successor shall have been appointed and become such pursuant to the applicable provision of this Indenture, and, thereafter, "Depositary" shall mean or include such successor.

          "DISQUALIFIED CAPITAL STOCK" means (a), except as set forth in (b), with respect to any Person, any Equity Interest of such Person that, by its terms or by the terms of any security into which it is convertible, exercisable or exchangeable, is, or upon the happening of an event or the passage of time would be, required to be redeemed or repurchased (including at the option of the Holder thereof) by such Person or any of its Subsidiaries, in whole or in part, on or prior to the Stated Maturity of the Securities and (b) with respect to any Subsidiary of such Person (including with respect to any Subsidiary of the Company), any Equity Interest other than any common equity with no preference, privileges, or redemption or repayment provisions.

          "DLJ INVESTORS" means DLJ Merchant Banking Partners, L.P., DLJ International Partners, C.V., DLJ Offshore Partners, C.V. and DLJ Merchant Banking Funding, Inc.

          "DTC" shall have the meaning specified in Section 2.3.

          "ELIGIBLE INVENTORY" means the book value of all inventory owned by the Company and its Subsidiaries as would be reportable on a consolidated balance sheet prepared in accordance with GAAP.

          "ELIGIBLE RECEIVABLES" means the net amount of all accounts receivable owned by the Company and its Subsidiaries as would be reportable on a consolidated balance sheet in compliance with GAAP.

          "EMPLOYMENT AGREEMENTS" means those employment agreements dated June 5, 1996, between the Company and each of Larry Thomas, Marty Albertson, Bruce Ross and Barry Soosman.

          "EQUITY INTEREST" of any Person means any shares, interests, warrants, options, participations or other equivalents (however designated) in such Person's equity, and shall in any event include any Capital Stock issued by, or partnership interests in, such Person.

          "EVENT OF DEFAULT" shall have the meaning specified in Section 6.1.

          "EVENT OF LOSS" means, with respect to any property or asset, any (i) loss, destruction or damage of such property or asset or (ii) any condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such property or asset, or confiscation or requisition of the use of such property or asset.

          "EXCESS PROCEEDS" shall have the meaning specified in Section 4.14.

          "EXCESS PROCEEDS DATE" shall have the meaning specified in Section
4.14.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

          "EXCHANGE SECURITIES" means the 11% Senior Notes due 2006 to be issued pursuant to this Indenture, as supplemented from time to time, in connection with the offer to exchange Securities for the Initial Securities that may be made by the Company pursuant to the Registration Rights Agreement.

          "EXEMPTED AFFILIATE TRANSACTION" means (i) compensation paid to officers and directors of the Company pursuant to the Ancillary Documents as in effect on the date the shares of Senior Preferred Stock were first issued, (ii) any loans or advances by the Company to employees of the Company or a subsidiary of the Company in the ordinary course of business and in furtherance of the Company's business, in an aggregate amount not to exceed $1 million at any one time outstanding, (iii) transactions expressly contemplated by the Transaction Documents (including, without limitation, the repurchase of shares of Junior Preferred Stock and Common Stock held by employees), (iv) transactions with employees of the Company (including but not limited to compensation arrangements or loans and advances not referred to in clause (i) or (ii) that have been approved by the Board of Directors,and by a majority of the disinterested directors, as being in the best interests of the Company) and (v) transactions between or among the Company and one or more of its Wholly Owned Subsidiaries and between or among the Company's Wholly Owned Subsidiaries.

          "EXISTING INDEBTEDNESS" means Indebtedness of the Company outstanding on the Issue Date after giving effect to the redemption of the Bridge Facility.

          "FAIR MARKET VALUE" or "FAIR MARKET VALUE" means, with respect to any assets or properties, the amount at which such assets or properties would change hands between a willing buyer and a willing seller, within a commercially reasonable time, each having reasonable knowledge of the relevant facts, neither being under a compulsion to sell or buy, as such amount is determined by (i) the Board of Directors of the Company acting reasonably and in good faith or (ii) an appraisal or valuation firm of national or regional standing selected by the Company, with experience in the appraisal or valuation of properties or assets of the type for which value is being determined.

          "GAAP" means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the ac-counting profession as in effect on the Issue Date.

          "GLOBAL SECURITY" means a Security that contains the paragraph referred to in footnote 1 and the additional schedule referred to in footnote 3 to the form of Security attached hereto as Exhibit A.

          "HOLDER" or "SECURITYHOLDER" means the Person in whose name a Security is registered on the Registrar's books.

          "INCUR" or "INCURRENCE" shall have the meaning specified in Section 4.11.

          "INCURRENCE DATE" shall have the meaning specified in Section 4.11.

          "INDEBTEDNESS" of any Person means, without duplication, (a) all liabilities and obligations, contingent or otherwise, of such any Person, (i) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (ii) evidenced by bonds, notes, debentures or similar instruments, (iii) representing the balance deferred and unpaid of the purchase price of any property or services, except (other than accounts payable or other obligations to trade creditors (not the result of borrowed money) which have remained unpaid for greater than 90 days past their original due date) those incurred in the ordinary course of its business that would constitute ordinarily a trade payable (including trade payables due within 12 months representing special terms offered by vendors in connection with new store openings, "special buy" situations or promotional situations) to trade creditors (which in no event provide for payment more than 12 months after delivery of goods or provision of services), (iv) evidenced by bankers' acceptances or similar instruments issued or accepted by banks, (v) relating to any Capitalized Lease Obligation, or (vi) evidenced by a letter of credit or a reimbursement obligation of such Person with respect to any letter of credit; (b) all net obligations of such Person under Interest Swap and Hedging Obligations; (c) all liabilities and obligations of others of the kind described in the preceding clause (a) or (b) that such Person has guaranteed or that is otherwise its legal liability, or which are secured by any assets or property (limited, in such case, to the lesser of the amount of such Indebted-ness or the fair market value of such assets or property) of such Person, and all obligations to purchase, redeem or acquire any Equity Interests; (d) any and all deferrals, renewals, extensions, refinancing and refundings (whether direct or indirect) of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (a), (b) or (c), or this clause (d), whether or not between or among the same parties; and (e) all Disqualified Capital Stock of such Person (measured at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends). For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value to be determined in good faith by the board of directors of the issuer (or managing general partner of the issuer) of such Disqualified Capital Stock.

          "INDENTURE" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

          "INITIAL PUBLIC EQUITY OFFERING" means an initial underwritten offering of common stock of the Company pursuant to an effective registration statement under the Securities Act as a consequence of which the common stock of the Company is listed on a national securities exchange or quoted on the national market system of NASDAQ.

          "INITIAL PURCHASERS" means Donaldson, Lufkin & Jenrette Securities Corporation and Chase Securities Inc.

          "INITIAL SECURITIES" means the 11% Senior Notes due 2006, as supplemented from time to time in accordance with the terms hereof, issued under this Indenture on the Issue Date.

          "INTEREST PAYMENT DATE" means the stated due date of an installment of interest on the Securities.

          "INTEREST SWAP AND HEDGING OBLIGATION" means any obligation of any Person pursuant to any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate exchange agreement, currency exchange agreement or any other agreement or arrangement designed to protect against fluctuations in interest rates or currency values, including, without limitation, any arrangement whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a fixed or floating rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or floating rate of interest on the same notional amount.

          "INVESTMENT" by any Person in any other Person means (without duplication) (a) the acquisition (whether by purchase, merger, consolidation or otherwise) by such Person (whether for cash, property, services, securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities, including any options or warrants, of such other Person or any agreement to make any such acquisition; (b) the making by such Person of any deposit with, or advance, loan or other extension of credit to, such other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such other Person) or any commitment to make any such advance, loan or extension (but excluding accounts receivable or deposits arising in the ordinary course of business); (c) other than guarantees of Indebtedness of the Company to the extent permitted by Section 4.11, the entering into by such Person of any guarantee of, or other credit support or contingent obligation with respect to, Indebtedness or other liability of such other Person; (d) the making of any capital contribution by such Person to such other Person; and (e) the designation by the Board of Directors of the Company of any person to be an Unrestricted Subsidiary. The Company shall be deemed to make an Investment in an amount equal to the fair market value (as reasonably determined in good faith by the Board of Directors) of the net assets of any Subsidiary (or, if neither the Company nor any of its Subsidiaries has theretofore made an Investment in such Subsidiary, in an amount equal to the Investments being made), at the time that such subsidiary is designated an Unrestricted Subsidiary, and any property transferred to an Unrestricted Subsidiary from the Company or a Subsidiary shall be deemed an Investment valued at its fair market value (as reasonably determined in good faith by the Board of Directors) at the time of such transfer.

          "INVESTMENT COMPANY ACT" means the Investment Company Act of 1940, as amended.

          "INVESTOR AGREEMENT" means the agreement dated as of May 1, 1996, among the Company, the shareholders named therein and Chase Venture Capital Associates, L.P., Wells Fargo Small Business Investment Company, Inc. and Weston Presidio Capital II, L.P.

          "INVESTORS" means (i) Chase Venture Capital Associates, L.P., CB Capital Investors, Inc., Weston Presidio Capital II, L.P., Wells Fargo Small Business Investment Company, Inc. and any Person controlled by or under common control with any of the foregoing but not Persons controlling any of the foregoing, other than those Persons controlling the Investors as of the date shares of Senior Preferred Stock are first issued and (ii) the other securityholders of the Company party to the Stockholders Agreement as in effect on June 5, 1996, members of their immediate families and trusts for their sole benefit.

          "ISSUE DATE" means the date of first issuance of the Securities under the Indenture.

          "JUNIOR PREFERRED STOCK" means the Company's 8% Junior Preferred Stock, no par value, with such terms and preferences as in effect on the Issue Date.

          "LEGAL DEFEASANCE" shall have the meaning specified in Section 8.2.

          "LIEN" means any mortgage, charge, pledge, lien (statutory or otherwise), privilege, security interest, hypothecation or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired (excluding any option, warrant, right to purchase or other similar right with respect to Qualified Capital Stock).

          "MANAGEMENT STOCK OPTION AGREEMENTS" means the stock option agreements between the Company and each of Larry Thomas and Marty Albertson, dated June 5, 1996.

          "MATURITY DATE" means, when used with respect to any Security, the date on which the principal of such Security becomes due and payable as therein or herein provided, whether at Stated Maturity, the Change of Control Offer, the Asset Sale Offer, or by declaration of acceleration, call for redemption, mandatory redemption or otherwise.

          "NASDAQ" means the National Association of Securities Dealers Automated Quotations systems.

          "NET CASH PROCEEDS" means the aggregate amount of cash or Cash Equivalents received by the Company in the case of a sale of Qualified Capital Stock and by the Company and its Subsidiaries in respect of an Asset Sale plus, in the case of an issuance of Qualified Capital Stock upon any exercise, exchange or conversion of securities (including options, warrants, rights and convertible or exchangeable debt) of the Company that were issued for cash on or after the Issue Date, the amount of cash originally received by the Company upon the issuance of such securities (including options, warrants, rights and convertible or exchangeable debt) less, in each case, the sum of all payments, fees, commissions and (in the case of Asset Sales, reasonable and customary) expenses (including, without limitation, the fees and expenses of legal counsel and investment banking fees and expenses) incurred in connection with such Asset Sale or sale of Qualified Capital Stock, and, in the case of an Asset Sale only, less (i) the amount (estimated reasonably and in good faith by the Company) of income, franchise, sales and other applicable taxes required to be paid by the Company or any of its Subsidiaries in connection with such Asset Sale and (ii) appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against (a) any liabilities associated with the property or assets disposed of in such Asset Sale, and (b) the after-tax cost of any indemnification payments (fixed and contingent) attributable to the seller's indemnities to the purchaser undertaken by the Company or any of its Subsidiaries in connection with such Asset Sale (but excluding any payments, which by the terms of the indemnities will not be made prior to the Stated Maturity of the Securities).

          "OFFERING MEMORANDUM" means the confidential offering memorandum, dated June 27, 1996, relating to the Securities.

          "OFFICER" means with respect to the Company, the Chief Executive Officer, the President, any Executive or Senior Vice President, the Chief Financial Officer, the Treasurer, the Controller, or the Secretary of the Company.

          "OFFICERS' CERTIFICATE" means, with respect to the Company, a certificate signed by two Officers or by an Officer and an Assistant Secretary of the Company and otherwise complying with the requirements of Sections 11.4 and 11.5, and delivered to the Trustee or an Agent, as applicable.

          "OPINION OF COUNSEL" means a written opinion from legal counsel who is reasonably acceptable to the Trustee (which may include counsel to the Trustee or the Company including an employee of the Company) or an Agent, as applicable, complying with the requirements of Sections 11.4 and 11.5, and delivered to the Trustee or an Agent, as applicable.

          "PAYING AGENT" shall have the meaning specified in Section 2.3 (except for purposes of Article VIII, it shall have the meaning specified in Section 8.5).

          "PERMITTED INDEBTEDNESS" means any of the following:

               (a) Indebtedness incurred by the Company to any Wholly Owned Subsidiary, and any Wholly Owned Subsidiary may incur Indebtedness to any other Wholly Owned Subsidiary or to the Company; PROVIDED that, in the case of Indebtedness of the Company, such obligations shall be unsecured and subordinated in all respects to the Company's obligations pursuant to the Securities and the date of any event that causes such Subsidiary to no longer to be a Wholly Owned Subsidiary shall be an Incurrence Date;

               (b) Indebtedness incurred by the Company evidenced by the Securities and represented by this Indenture up to the amounts specified herein as of the date hereof;

               (c) Purchase Money Indebtedness (including any Indebtedness issued to refinance, replace or refund such Indebtedness so long as such Indebtedness is secured only by the assets that secured the Indebtedness so refinanced, replaced or refunded on a non-recourse basis) incurred by the Company and its Subsidiaries on or after the Issue Date, PROVIDED that (i) the aggregate amount of such Indebtedness incurred on or after the Issue Date and outstanding at any time pursuant to this paragraph (c) (including Indebtedness issued so to refinance, replace or refund) shall not exceed $5 million, and (ii) in each case, such Indebtedness when incurred shall not constitute less than 50% nor more than 100% of the cost (determined in accordance with GAAP) to the Company of the property so purchased or leased;

               (d) Refinancing Indebtedness incurred by the Company with respect to any Indebtedness or Disqualified Capital Stock, as applicable, incurred as permitted by the Debt Incurrence Ratio contained in Section 4.11 or as described in clause (b) of this definition or described in this clause (d) or Existing Indebtedness (after giving effect to the repayment of the Bridge Facility);

               (e) Indebtedness incurred pursuant to the Credit Agreement (including any Indebtedness issued to refinance, refund or replace such Indebtedness); PROVIDED that, after giving effect to any such incurrence, the aggregate principal amount of such Indebtedness then outstanding does not exceed the greater of (i) $25 million and (ii) the Borrowing Base, which such amount (in the case of (i) or (ii)) shall be reduced by the amount of any Indebtedness outstanding pursuant to the Credit Agreement retired with the Net Cash Proceeds from any Asset Sale or assumed by a transferee in an Asset Sale;

               (f) Disqualified Capital Stock issued as in-kind dividends on the Senior Preferred Stock or accretion to the liquidation value thereof pursuant to the instrument governing the terms of such capital stock as such instrument was in effect on the Issue Date; and

               (g) unsecured Indebtedness incurred by the Company (in addition to Indebtedness permitted by any other clause of this paragraph) in an aggregate amount outstanding at any time (including any Indebtedness issued to refinance, replace, or refund such Indebtedness) of up to $10 million.

          "PERMITTED INVESTMENT" means Investments in (a) any of the Securities;
(b) Cash Equivalents; and (c) intercompany indebtedness to the extent permitted under clause (a) of the definition of "Permitted Indebtedness."

          "PERMITTED LIEN" means (a) Liens existing on the Issue Date; (b) Liens imposed by governmental authorities for taxes, assessments or other charges not yet subject to penalty or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the Company in accordance with GAAP; (c) statutory liens of carriers, warehousemen, mechanics, materialmen, landlords, repairmen or other like Liens arising by operation of law in the ordinary course of business, PROVIDED that (i) the underlying obligations are not overdue for a period of more than 30 days, or (ii) such Liens are being contested in good faith and by appropriate proceedings and adequate reserves with respect thereto are maintained on the books of the Company in accordance with GAAP; (d) Liens securing the performance of bids, trade contracts (other than borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds, deposits in connection with the purchase of real property, and other obligations of a like nature incurred in the ordinary course of business; (e) easements, rights-of-way, zoning, similar restrictions and other similar encumbrances or title defects which, singly or in the aggregate, do not in any case materially detract from the value of the property subject thereto (as such property is used by the Company or any of its Subsidiaries) or interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries; (f) Liens arising by operation of law in connection with judgments, only to the extent, for an amount and for a period not resulting in an Event of Default with respect thereto; (g) pledges or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security legislation; (h) Liens securing the Securities; (i) Liens securing Indebtedness of a Person existing at the time such Person becomes a Subsidiary or is merged with or into the Company or a Subsidiary or Liens secur-ing Indebtedness incurred in connection with an Acquisition, PROVIDED that such Liens were in existence prior to the date of such acquisition, merger or consolidation, were not incurred in anticipation thereof, and do not extend to any property or assets other than property or assets acquired in such transaction; (j) Liens arising from Purchase Money Indebtedness permitted to be incurred under clause (c) of the definition of "Permitted Indebtedness," PROVIDED such Liens relate only to the property which is subject to such Purchase Money Indebtedness and PROVIDED, FURTHER, that cross-collateralization, creation of "collateral pools" or similar arrangements involving solely Purchase Money Indebtedness and the assets serving as collateral therefor shall be Permitted Liens; (k) leases or subleases granted to other Persons in the ordinary course of business not materially interfering with the conduct of the business of the Company or any of its Subsidiaries or materially detracting from the value of the relative assets of the Company or any Subsidiary; (l) Liens arising from precautionary Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company or any of its Subsidiaries in the ordinary course of business; (m) Liens securing Refinancing Indebtedness incurred to refinance any Indebtedness that was previously so secured in a manner no more adverse to the Holders of the Securities than the terms of the Liens securing such refinanced Indebtedness (provided that any Refinancing Indebtedness with respect to the Credit Agreement need not have any limitation on when such Liens are granted or perfected), PROVIDED that the Indebtedness secured is not increased, except to finance accrued interest and the expenses of such refinancing, and the lien is not extended to any additional assets or property; (n) Liens in favor of the Company only; and (o) Liens imposed pursuant to the terms of the Credit Agreement.

          "PERSON" or "PERSON" means any corporation, individual, partnership, trust, unincorporated association, or a government or any agency or political subdivision thereof.

          "PLAN" means the Company's 1996 Performance Stock Option Plan as adopted and in effect on June 3, 1996.

          "PREFERRED STOCK" of any Person, means Capital Stock of such Person (other than common stock of such Person) of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of stock of such Person.

          "PRINCIPAL CORPORATE TRUST OFFICE OF THE TRUSTEE" means the office of the Trustee as set forth in Section 11.2, provided, however, for the purpose of maintenance of registration books and presentation of Securities for payment, transfer or exchange, such term means the office at which the Trustee conducts its corporate agency business in New York, New York, and such other offices as the Trustee may designate from time to time.

          "PROPERTY" or "PROPERTY" means any right or interest in or to property or assets of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

          "PURCHASE DATE" shall have the meaning specified in Section 4.14.

          "PURCHASE MONEY INDEBTEDNESS" means any Indebtedness of such Person to any seller or other Person (i) incurred solely to finance the acquisition (including in the case of a Capitalized Lease Obligation only, the lease) of any real or personal tangible property which, in the reasonable good faith judgment of the Board of Directors of the Company, is directly related to a Related Business of the Company, (ii) which is incurred within 90 days of such acquisition, and (iii) is secured only by the assets so financed.

          "QUALIFIED CAPITAL STOCK" means any Capital Stock of the Company that is not Disqualified Capital Stock.

          "QUALIFIED EXCHANGE" means any legal defeasance, redemption, retirement, repurchase or other acquisition of Equity Interests or Indebtedness of the Company with the Net Cash Proceeds received by the Company from the substantially concurrent sale of Qualified Capital Stock or any exchange of Qualified Capital Stock for any Capital Stock or Indebtedness.

          "RECAPITALIZATION" means the consummation of a series of transactions on June 5, 1996, which effected a recapitalization of the Company, as described in the Offering Memorandum.

          "RECORD DATE" means a Record Date specified in the Securities whether or not such Record Date is a Business Day.

          "REDEMPTION DATE," when used with respect to any Security to be redeemed, means the date fixed for such redemption pursuant to Article III of this Indenture and Paragraph 5 in the form of Security attached hereto as Exhibit A.

          "REDEMPTION PRICE," when used with respect to any Security to be redeemed, means the redemption price for such redemption pursuant to Paragraph 5 in the form of Security attached hereto as Exhibit A, which shall include, without duplication, in each case, accrued and unpaid interest to the Redemption Date (subject to the provisions of Section 3.5).

          "REFERENCE PERIOD" with regard to any period means the four full fiscal quarters (or such lesser period during which such Person has been in existence) ended immediately preceding any date upon which any determination is to be made pursuant to the terms of the Securities or this Indenture.

          "REFINANCING INDEBTEDNESS" means Indebtedness or Disqualified Capital Stock (a) issued in exchange for, or the proceeds from the issuance and sale of which are used substantially concurrently to repay, redeem, decease, refund, refinance, discharge or otherwise retire for value, in whole or in part, or (b) constituting an amendment, modification or supplement to, or a deferral or renewal of ((a) and (b) above are, collectively, a "Refinancing"), any Indebtedness or Disqualified Capital Stock in a principal amount or, in the case of Disqualified Capital Stock, liquidation preference, not to exceed (after deduction of reasonable and customary fees and expenses incurred in connection with the Refinancing) the lesser of (i) the principal amount or, in the case of Disqualified Capital Stock, liquidation preference including accrued dividends thereon, of the Indebtedness or Disqualified Capital Stock so Refinanced and
(ii) if such Indebtedness being Refinanced was issued with an original issue discount, the accreted value thereof (as determined in accordance with GAAP) at the time of such Refinancing; PROVIDED that (A) Refinancing Indebtedness incurred by any Subsidiary of the Company shall only be used to Refinance outstanding Indebtedness or Disqualified Capital Stock of such Subsidiary, (B) Refinancing Indebtedness shall (x) not have an Average Life shorter than the Indebtedness or Disqualified Capital Stock to be so refinanced at the time of such Refinancing and (y) in all respects, be no less subordinated or junior, if applicable, to the rights of Holders of the Securities than was the Indebtedness or Disqualified Capital Stock to be refinanced and (C) Refinancing Indebtedness shall have a final stated maturity or redemption date, as applicable, no earlier than the final stated maturity or redemption date, as applicable, of the Indebtedness or Disqualified Capital Stock to be so refinanced.

          "REGISTRAR" shall have the meaning specified in Section 2.3.

          "REGISTRATION AGREEMENT" means the registration agreement dated June 5, 1996, among the Company and the DLJ Investors.

          "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement dated as of the Issue Date by and between the Company, on the one hand, and the Initial Purchasers, on the other hand, providing for certain registration rights for the Securities.

          "RELATED BUSINESS" means the business conducted (or proposed to be conducted) by the Company and its Subsidiaries as of the Issue Date and any and all businesses that in the good faith judgment of the Board of Directors of the Company are materially related businesses.

          "RESTRICTED INVESTMENT" means, in one or a series of related transactions, any Investment, other than investments in Permitted Investments.

          "RESTRICTED PAYMENT" means, with respect to any Person, (a) the declaration or payment of any dividend or other distribution in respect of Equity Interests of such Person or any parent or Subsidiary of such Person, (b) any payment on account of the purchase, redemption or other acquisition or retirement for value of Equity Interests of such Person or any Subsidiary or parent of such Person, (c) other than with the proceeds from the substantially concurrent sale of, or in exchange for, Refinancing Indebtedness, any purchase, redemption, or other acquisition or retirement for value of, any payment in respect of any amendment of the terms of or any defeasance of, any Subordinated Indebtedness, directly or indirectly, by such Person or a parent or Subsidiary of such Person prior to the scheduled maturity, any scheduled repayment of principal, or scheduled sinking fund payment, as the case may be, of such Indebtedness and (d) any Restricted Investment by such Person; PROVIDED, HOWEVER, that the term "Restricted Payment" does not include (i) any dividend, distribution or other payment on or with respect to Capital Stock of an issuer to the extent payable solely in shares of Qualified Capital Stock of such issuer; or (ii) any dividend, distribution or other payment to the Company by any of its Subsidiaries.

          "RESTRICTED STOCK AGREEMENTS" means the restricted stock agreements entered into on June 5, 1996, between the Company and each of Larry Thomas, Marty Albertson, Dave DiMartino, Rod Barger, Rich Pidanick, Don Kelsey, George Lampos, Bill McGarry and Andy Heyneman.

          "SEC" means the Securities and Exchange Commission of the United States of America.

          "SECURITIES" means, collectively, the Initial Securities and, when and if issued as provided in the Registration Rights Agreement, the Exchange Securities.

          "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

          "SECURITIES CUSTODIAN" means the Registrar, as custodian with respect to the Securities in global form, or any successor entity thereto.

          "SECURITIES PURCHASE AGREEMENT" means the securities purchase agreement dated June 5, 1996, between the Company and the DLJ Investors.

          "SECURITYHOLDER" or "HOLDER" means the Person in whose name a Security is registered on the Registrar's books.

          "SENIOR PREFERRED STOCK" means the Company's 14% Senior Preferred Stock, no par value, with such terms and preferences as in effect on the Issue Date.

          "SHAREHOLDER REGISTRATION RIGHTS AGREEMENT" means the registration rights agreement dated June 5, 1996, among the Company and all of the holders of the Company's common stock and any other securities exercisable or exchangeable for or convertible into common stock.

          "SPECIAL RECORD DATE" for payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 2.12.

          "STATED MATURITY," when used with respect to any Security, means July
1,   2006.

          "STOCKHOLDERS AGREEMENT" means the agreement dated as of June 5, 1996, among the Company and the stockholders listed on the various schedules thereto, as in effect on the Issue Date.

          "SUBORDINATED INDEBTEDNESS" means Indebtedness of the Company that is subordinated in right of payment to the Securities in any respect.

          "SUBSIDIARY," with respect to any Person, means (i) a corporation a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person, by such Person and one or more Subsidiaries of such Person or by one or more Subsidiaries of such Person, (ii) any other Person (other than a corporation) in which such Person, one or more Subsidiaries of such Person, or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof has at least majority ownership interest, or (iii) a partnership in which such Person or a Subsidiary of such Person is, at the time, a general partner. Notwithstanding the foregoing, an Unrestricted Subsidiary shall not be a Subsidiary of the Company or of any Subsidiary of the Company. Unless the context requires otherwise, Subsidiary means each direct and indirect Subsidiary of the Company.

          "TAX INDEMNIFICATION AGREEMENT" means the tax indemnification agreement dated June 5, 1996, between the Company and Raymond Scherr.

          "TIA" means the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb), as in effect on the date of the execution of this Indenture, except as otherwise provided in Section 9.3.

          "TRANSACTION DOCUMENTS" means the Investor Agreement, the Bridge Financing Agreement, the Securities Purchase Agreement, the Registration Agreement, the Tax Indemnification Agreement, and the Ancillary Documents, in each case as such documents are in effect on the date the shares of Senior Preferred Stock are first issued.

          "TRANSFER RESTRICTED SECURITIES" means Securities that bear or are required to bear the legend set forth in Section 2.6 hereof.

          "TRUSTEE" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture, and thereafter means such successor.

          "TRUST OFFICER" means any officer within the corporate trust administration division (or any successor group) of the Trustee or any other officer of the Trustee customarily performing functions similar to those per-formed by the Persons who at that time shall be such officers, and also means, with respect to a particular corporate trust matter, any other officer of the Trustee to whom such trust matter is referred because of such officer's knowledge of and familiarity with the particular subject.

          "U.S. GOVERNMENT OBLIGATIONS" means direct non-callable obligations of, or noncallable obligations guaranteed by, the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

          "UNRESTRICTED SUBSIDIARY" means any subsidiary of the Company that does not own any Capital Stock of, or own or hold any Lien on any property of, the Company or any other Subsidiary of the Company and that, at the time of determination, shall be an Unrestricted Subsidiary (as designated by the Board of Directors of the Company); PROVIDED, that (i) such subsidiary shall not engage, to any substantial extent, in any line or lines of business activity other than a Related Business, (ii) neither immediately prior thereto nor after giving PRO FORMA effect to such designation would there exist a Default or Event of Default and (iii) any Investment therein shall not be prohibited by Section
4.3. The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Subsidiary, PROVIDED that (i) no Default or Event of Default is existing or will occur as a consequence thereof and (ii) immediately after giving effect to such designation, on a PRO

FORMA basis, the Company could incur at least $1.00 of Indebtedness pursuant to the Debt Incurrence Ratio. Each such designation shall be evidenced by filing with the Trustee a certified copy of the resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

          "WHOLLY OWNED SUBSIDIARY" means a Subsidiary all the Equity Interests of which are owned by the Company or one or more Wholly Owned Subsidiaries of the Company.

          SECTION 2.  INCORPORATION BY REFERENCE OF TIA.

          Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

          "COMMISSION" means the SEC.

          "INDENTURE SECURITIES" means the Securities.

          "INDENTURE SECURITYHOLDER" means a Holder or a Securityholder.

          "INDENTURE TO BE QUALIFIED" means this Indenture.

          "INDENTURE TRUSTEE" or "INSTITUTIONAL TRUSTEE" means the Trustee.

          "OBLIGOR" on the indenture securities means the Company and any other obligor on the Securities.

          All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them thereby.

         SECTION 3.  RULES OF CONSTRUCTION.

         Unless the context otherwise requires:

         (1)  a term has the meaning assigned to it;

         (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

         (3)  "or" is not exclusive;

         (4) words in the singular include the plural, and words in the plural include the singular;

         (5)  provisions apply to successive events and transactions;

         (6) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

         (7) references to Sections or Articles means reference to such Section or Article in this Indenture, unless stated otherwise.


                                      ARTICLE II

                                    THE SECURITIES

         SECTION 1.  FORM AND DATING.

    The Securities and the Trustee's certificate of authentication, in respect thereof, shall be substantially in the form of Exhibit A hereto, which Exhibit is part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage or the terms hereof. The Company shall approve the form of the Securities and any notation, legend or endorsement thereon. Any such notations, legends or endorsements not contained in the form of Security attached as Exhibit A hereto shall be delivered in writing to the Trustee. Each Security shall be dated the date of its authentication.

    The terms and provisions contained in the form of Securities shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

         SECTION 2.  EXECUTION AND AUTHENTICATION.

         Two Officers shall sign, or one Officer shall sign and one Officer shall attest to, the Security for the Company by manual or facsimile signature. The Company's seal shall be impressed, affixed, imprinted or reproduced on the Securities and may be in facsimile form.

         If an Officer whose signature is on a Security was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless and the Company shall nevertheless be bound by the terms of the Securities and this Indenture.

         A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security but such signature shall be conclusive evidence that the Security has been authenticated pursuant to the terms of this Indenture.

         The Trustee shall authenticate or cause to be authenticated the Initial Securities for original issue in the aggregate principal amount of up to $100,000,000 and shall authenticate Exchange Securities for original issue in the aggregate principal amount of up to $100,000,000, in each case upon a written order of the Company, PROVIDED that such Exchange Securities shall be issuable only upon the valid surrender for cancellation of Initial Securities of a like aggregate principal amount. The Officers' Certificate shall specify the amount of Securities to be authenticated and the date on which the Securities are to be authenticated. The aggregate principal amount of Securities outstanding at any time may not exceed $100,000,000, except as provided in
Section 2.7. Upon the written order of the Company in the form of an Officers' Certificate, the Trustee shall authenticate Securities in substitution of Securities originally issued to reflect any name change of the Company.

         The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. Unless otherwise provided in the appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company, any Affiliate of the Company, or any of their respective Subsidiaries.

         Securities shall be issuable only in fully registered form, without coupons, in denominations of $1,000 and integral multiples thereof.

         SECTION 3.  REGISTRAR AND PAYING AGENT.

         The Company shall maintain an office or agency in the Borough of Manhattan, The City of New York, where Securities may be presented for registration of transfer or exchange ("Registrar") and an office or agency of the Company where Securities may be presented for payment ("Paying Agent") and where notices and demands to or upon the Company in respect of the Securities may be served. The Company may act as Registrar or Paying Agent, except that for the purposes of Articles III, VIII, X and Section 4.14 and as otherwise specified in this Indenture, neither the Company nor any Affiliate of the Company shall act as Paying Agent. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-Registrars and one or more additional Paying Agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional Paying Agent. The Company hereby initially appoints the Trustee as Registrar and Paying Agent, and by its signature hereto, the Trustee hereby agrees so to act. The Company may at any time change any Paying Agent or Registrar without notice to any Holder.

         The Company shall enter into an appropriate written agency agreement with any Agent (including the Paying Agent) not a party to this Indenture, which agreement shall implement the provisions of this Indenture that relate to such Agent, and shall furnish a copy of each such agreement to the Trustee. The Company shall promptly notify the Trustee in writing of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such.

         The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Securities.

         The Company initially appoints the Registrar to act as Securities Custodian with respect to the Global Securities.

         Upon the occurrence of an Event of Default described in Section 6.1(d) or (f), the Trustee shall, or upon the occurrence of any other Event of Default by notice to the Company, the Registrar and the Paying Agent, the Trustee may, assume the duties and obligations of the Registrar and the Paying Agent hereunder.

         The Trustee is authorized to enter into a letter of representation with DTC in the form provided to the Trustee by the Company and to act in accordance with such letter.

         SECTION 4.  PAYING AGENT TO HOLD ASSETS IN TRUST.

         The Company shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold in trust for the benefit of Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, premium, if any, or interest on, the Securities (whether such assets have been distributed to it by the Company or any other obligor on the Securities), and shall notify the Trustee in writing of any Default in making any such payment. If either of the Company or a Subsidiary of the Company acts as Paying Agent, it shall segregate such assets and hold them as a separate trust fund for the benefit of the Holders or the Trustee. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default or any Event of Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed.
Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent, the Paying Agent (if other than the Company) shall have no further liability for such assets.

         SECTION 5.  SECURITYHOLDER LISTS.

         The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee on or before the third Business Day after each Record Date and at such other times as the Trustee or any such Paying Agent may request in writing a list in such form and as of such date as the Trustee reasonably may require of the names and addresses of Holders and the Company shall otherwise comply with TIA Section 312(a).

         SECTION 6.  TRANSFER AND EXCHANGE.

              (a) TRANSFER AND EXCHANGE OF DEFINITIVE SECURITIES. When Definitive Securities are presented to the Registrar with a request:

              (x) to register the transfer of such Definitive Securities; or

              (y) to exchange such Definitive Securities for an equal principal amount of Definitive Securities of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; PROVIDED, HOWEVER, that the Definitive Securities surrendered for registration of transfer or exchange:

                   (i) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar duly executed by the Holder thereof or his attorney duly authorized in writing; and

                   (ii) in the case of Definitive Securities that are Transfer Restricted Securities, such request shall be accompanied by the following additional information and documents, as applicable:

                   (A) if such Transfer Restricted Securities are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in substantially the form set forth on the reverse of the Security); or

                   (B) if such Transfer Restricted Security is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act, a certification to that effect (in substantially the form set forth on the reverse of the Security); or

                   (C) if such Transfer Restricted Security is being transferred (i) pursuant to an exemption from registration in accordance with Rule 144 or Regulation S under the Securities Act or
         (ii) pursuant to an effective registration statement under the Securities Act, or (iii) to an "institutional accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is acquiring the security for its own account, or for the account of such an institutional accredited investor, in each case in a minimum principal amount of the Securities of $100,000, not with a view to or for offer or sale in connection with any distribution in violation of the Securities Act, or (iv) in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (in substantially the form set forth on the reverse of the Security) and in the case of (i), (iii) and (iv) above, if the Company or the Trustee so request, an Opinion of Counsel reasonably acceptable to the Company and to the Trustee to the effect that such transfer is in compliance with the Securities Act.

              (b) RESTRICTIONS ON TRANSFER OF A DEFINITIVE SECURITY FOR A BENEFICIAL INTEREST IN A GLOBAL SECURITY. A Definitive Security may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Registrar of a Definitive Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Registrar, together with:

                   (i) if such Definitive Security is a Transfer Restricted Security, certification, substantially in the form set forth on the reverse of the Security, that such Definitive Security is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act; and

                   (ii) whether or not such Definitive Security is a Transfer Restricted Security, written instructions of the Holder directing the Registrar to make, or to direct the Securities Custodian to make, an endorsement on the Global Security to reflect an increase in the aggregate principal amount of the Securities represented by the Global Security, then the Registrar shall cancel such Definitive Security and cause, or direct the Securities Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Securities Custodian, the aggregate principal amount of Securities represented by the Global Security to be increased accordingly. If no Global Securities are then outstanding, the Company shall issue and the Trustee shall authenticate a new Global Security in the appropriate principal amount.

              (c) TRANSFER AND EXCHANGE OF GLOBAL SECURITIES. The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor which shall include restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.

              (d) TRANSFER OF A BENEFICIAL INTEREST IN A GLOBAL SECURITY FOR A DEFINITIVE SECURITY.

                   (i) Any Person having a beneficial interest in a Global Security may, upon request, exchange such beneficial interest for a Definitive Security. Upon receipt by the Registrar of written instructions or such other form of instructions as is customary for the Depositary from the Depositary or its nominee on behalf of any Person having a beneficial interest in a Global Security and upon receipt by the Registrar of a written order or such other form of instructions as is customary for the Depositary or the Person designated by the Depositary as having such a beneficial interest in a Transfer Restricted Security only, the following additional information and documents (all of which may be submitted by facsimile):

                   (A) if such beneficial interest is being transferred to the Person designated by the Depositary as being the beneficial owner, a certification from such person to that effect (in substantially the form set forth on the reverse of the Security); or

                   (B) if such beneficial interest is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act a certification to that effect from the transferor (in substantially the form set forth on the reverse of the Security); or

                   (C) if such beneficial interest is being transferred (i) pursuant to an exemption from registration in accordance with Rule 144 or Regulation S under the Securities Act or (ii) pursuant to an effective registration statement under the Securities Act, or (iii) to an "institutional accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is acquiring the security for its own account, or for the account of such an institutional accredited investor, in each case in a minimum principal amount of the Securities of $100,000, not with any distribution in violation of the Securities Act, or (iv) in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect from the transferee or transferor (in substantially the form set forth on the reverse of the Security) and in the case of (i), (iii) and (iv) above, if the Company or the Trustee so requests, an Opinion of Counsel from the transferee or transferor reasonably acceptable to the Company and to the Trustee to the effect that such transfer is in compliance with the Securities Act;

then the Registrar or the Securities Custodian, at the direction of the Trustee, will cause, in accordance with the standing instructions and procedures existing between the Depositary and the Securities Custodian, the aggregate principal amount of the Global Security to be reduced and, following such reduction, the Company will execute and, upon receipt of an authentication order in the form of an Officers' Certificate, the Trustee or the Trustee's authenticating agent will authenticate and deliver to the transferee a Definitive Security in the appropriate principal amount.

                   (ii) Definitive Securities issued in exchange for a beneficial interest in a Global Security pursuant to this Section 2.6(d) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Registrar. The Registrar shall deliver such Definitive Securities to the persons in whose names such Securities are so registered.

              (e) RESTRICTIONS ON TRANSFER AND EXCHANGE OF GLOBAL SECURITIES. Notwithstanding any other provisions of this Indenture (other than the provisions set forth in subsection (f) of this Section 2.6), a Global Security may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

              (f) AUTHENTICATION OF DEFINITIVE SECURITIES IN ABSENCE OF DEPOSITARY. If at any time:

                   (i) the Depositary for the Securities notifies the Company that the Depositary is unwilling or unable to continue as Depositary for the Global Securities and a successor Depositary for the Global Securities is not appointed by the Company within 90 days after delivery of such notice; or

                   (ii) the Company, in its sole discretion, notifies the Trustee and the Registrar in writing that they elect to cause the issuance of Definitive Securities under this Indenture,

then the Company will execute, and the Trustee, upon receipt of an Officers' Certificate requesting the authentication and delivery of Definitive Securities, will, or its authen-ticating agent will, authenticate and deliver Definitive Securities, in an aggregate principal amount equal to the principal amount of the Global Securities, in exchange for such Global Securities.

              (g) CANCELLATION AND/OR ADJUSTMENT OF GLOBAL SECURITY. At such time as all beneficial interests in a Global Security have either been exchanged for Definitive Securities, redeemed, repurchased or cancelled, such Global Security shall be returned to or retained and cancelled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for Definitive Securities, redeemed, repurchased or cancelled, the principal amount of Securities represented by such Global Security shall be reduced and an endorsement shall be made on such Global Security, by the Trustee or the Securities Custodian, at the direction of the Trustee, to reflect such reduction.

              (h)  LEGENDS.

                   (i)       Except as permitted by the following paragraph
    (ii), each Security certificate evidencing the Global Securities and the Definitive Securities (and all Securities issued in exchange therefor or substitution thereof other than the Exchange Securities) shall bear a legend in substantially the following form:

         THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

         THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE THAT IS THREE YEARS (OR SUCH SHORTER PERIOD THAT MAY HEREAFTER BE PROVIDED UNDER RULE 144(K) AS PERMITTING THE RESALE BY NON-AFFILIATES OF RESTRICTED SECURITIES WITHOUT RESTRICTION) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATED PERSON OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) (THE "RESALE RESTRICTION TERMINATION DATE"), EXCEPT (A) TO THE COMPANY; (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT; (C) PURSUANT TO RULE 144A, FOR SO LONG AS IT IS AVAILABLE, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A; (D) PURSUANT TO OFFERS AND SALES

         THAT OCCUR OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S OF THE SECURITIES ACT; (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR," WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT; OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S, AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF

         THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

               (i) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Security) pursuant to Rule 144 under the Securities Act or an effective registration statement under the Securities Act:

                   (A) in the case of any Transfer Restricted Security that is a Definitive Security, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Definitive Security that does not bear the legend set forth in (i) above and rescind any restriction on the transfer of such Transfer Restricted Security in the case of a sale or transfer pursuant to Rule 144 under the Securities Act, after the Resale Restriction Termination Date (as defined in clause (h)(i) above) or delivery of an Opinion of Counsel; and

                   (B) any such Transfer Restricted Security represented by a Global Security shall not be subject to the provisions set forth in
         (i) above (such sales or transfers being subject only to the provisions of Section 2.6(c) hereof); PROVIDED, HOWEVER, that with respect to any request for an exchange of a Transfer Restricted Security that is represented by a Global Security for a Definitive Security that does not bear the legend set forth in (i) above, which request is made in reliance upon Rule 144 under the Securities Act, the Holder thereof shall certify in writing (to be accompanied by an Opinion of Counsel) to the Registrar that such request is being made pursuant to Rule 144 under the Securities Act (such certification to be substantially in the form set forth on the reverse of the Security).

              (j) OBLIGATIONS WITH RESPECT TO TRANSFERS AND EXCHANGES OF DEFINITIVE SECURITIES.

                   (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee or any authenticating agent of the Trustee shall authenticate Definitive Securities and Global Securities at the Registrar's request.

                   (ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessment, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments, or similar governmental charge payable upon exchanges or transfers pursuant to Section 2.2 (fourth paragraph), 2.10, 3.7, 4.14(8), 9.5, or 10.1 (final paragraph)).

                   (iii) The Registrar shall not be required to register the transfer of or exchange (a) any Definitive Security selected for redemption in whole or in part pursuant to Article III, except the unredeemed portion of any Definitive Security being redeemed in part, or
    (b) any Security for a period beginning 15 Business Days before the mailing of a notice of an offer to repurchase pursuant to Article X or Section 4.14 hereof or redeem Securities pursuant to Article III hereof and ending at the close of business on the day of such mailing.

                   (iv) Prior to due presentment for registration or transfer of any Security, the Trustee, any Agent and the Company may deem and treat the Person in whose name the Security is registered as the absolute owner of such Security, and none of the Trustee, Agent or the Company shall be affected by notice to the contrary.

         SECTION 7.  REPLACEMENT SECURITIES.

         If a mutilated Security is surrendered to the Trustee or if the Holder of a Security claims and submits an affidavit or other evidence, satisfactory to the Trustee to the effect that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee or any authenticating agent of the Trustee shall authenticate a replacement Security if the Trustee's requirements are met. If required by the Trustee or the Company, such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of both the Company and the Trustee, to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Security is replaced. The Company may require the payment of a sum sufficient to cover any transfer tax, assessment or similar governmental charge that may be imposed in relation to the issuance of any new Security and charge such Holder for its reasonable, out-of-pocket expenses in replacing a Security.

         Every replacement Security is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Securities duly issued hereunder.

         SECTION 8.  OUTSTANDING SECURITIES.

         Securities outstanding at any time are all the Securities that have been authenticated by the Trustee (including any Security represented by a Global Security) except those cancelled by it, those delivered to it for cancellation and those described in this Section 2.8 as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security, except as provided in Section 2.9.

         If a Security is replaced pursuant to Section 2.7 (other than a mutilated Security surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a BONA FIDE purchaser. A mutilated Security ceases to be outstanding upon surrender of such Security and replacement thereof pursuant to Section 2.7.

         If on a Redemption Date or the Maturity Date the Paying Agent (other than the Company or an Affiliate of the Company) holds Cash or U.S. Government Obligations sufficient to pay all of the principal and interest and premium, if any, due on the Securities payable on that date and payment of the Securities called for redemption is not otherwise prohibited, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue.

         SECTION 9.  TREASURY SECURITIES.

         In determining whether the Holders of the required principal amount of Securities have concurred in any direction, amendment, supplement, waiver or consent, Securities owned by the Company or Affiliates of the Company shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, amendment, supplement, waiver or consent, only Securities that a Trust Officer of the Trustee knows are so owned shall be disregarded.

         SECTION 10.  TEMPORARY SECURITIES.

         Until Definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of Definitive Securities but may have variations that the Company reasonably and in good faith considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Securities in exchange for temporary Securities. Until so exchanged, the temporary

Securities shall in all respects be entitled to the same benefits under this Indenture as permanent Securities authenticated and delivered hereunder.

         SECTION 11.  CANCELLATION.

         The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to it or them (as applicable) for registration of transfer, exchange or payment. The Trustee or, at the direction of the Trustee, the Registrar or the Paying Agent (other than the Company or an Affiliate of the Company), and no one else shall cancel and, at the written direction of the Company, shall dispose of all Securities surrendered for registration of transfer, exchange, payment or cancellation. Subject to Section 2.7, the Company may not issue new Securities to replace Securities that have been paid or delivered to the Trustee for cancellation. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section 2.11, except as expressly permitted in the form of Securities and as permitted by this Indenture.

         SECTION 12.  DEFAULTED INTEREST.

         Any interest on any Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date, plus, to the extent lawful, any interest payable on the defaulted interest (herein called "Defaulted Interest") shall forthwith cease to be payable to the registered holder on the relevant Record Date, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

                   (1) The Company may elect to make payment of any Defaulted Interest to the persons in whose names the Securities (or their respective predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee and the Paying Agent in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Paying Agent an amount of Cash equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Paying Agent for such deposit prior to the date of the proposed payment, such Cash when deposited to be held in trust for the benefit of the persons entitled to such Defaulted Interest as provided in this clause (1). Thereupon the Trustee shall fix a Special Record Date for the payment of such

    Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment.
    The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at his address as it appears in the Security register not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the persons in whose names the Securities (or their respective predecessor Securities) are registered on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

                   (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee and the Paying Agent of the proposed payment pursuant to this clause, such manner shall be deemed practicable by the Trustee and the Paying Agent.

         Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.


                                     ARTICLE III

                                      REDEMPTION

         SECTION 1.  OPTIONAL REDEMPTION.

         Redemption of Securities, as permitted by any provision of this Indenture, shall be made in accordance with such provision and this Article III. The Company will not have the right to redeem any Securities prior to July 1, 2001, except as provided in the immediately following paragraph. On or after July 1, 2001, the Company will have the right to redeem all or any part of the Securities at the Redemption Prices specified in the form of Security attached as Exhibit A set forth therein in Paragraph 5 thereof, including accrued and unpaid interest to the Redemption Date (subject to the right of Holders of record on a Record Date to receive interest due on an Interest Payment Date that is on or prior to such Redemption Date, and subject to the provisions set forth in Section 3.5).

         Notwithstanding the foregoing, prior to July 1, 1999, upon an Initial Public Equity Offering for cash, up to 33 1/3% of the aggregate principal amount of the Securities originally outstanding may be redeemed at the option of the Company within 60 days of such Initial Public Equity Offering, on not less than 30 days, but not more than 60 days, notice to each Holder of the Securities to be redeemed, with cash from the Net Cash Proceeds of such Initial Public Equity Offering, at 110% of the principal amount (subject to the right of Holders of record on a Record Date to receive interest due on an Interest Payment Date that is on or prior to such Redemption Date and subject to the provisions set forth in Section 3.5), together with accrued and unpaid interest thereon, if any, to the date of redemption; PROVIDED, HOWEVER, that immediately following such redemption not less than 66 2/3% of the original aggregate principal amount of the Securities remain outstanding.


         SECTION 2.  NOTICES TO TRUSTEE.

         If the Company elects to redeem Securities pursuant to Paragraph 5 of the Securities, it shall notify the Trustee in writing of the Redemption Date and the principal amount of Securities to be redeemed and whether it wants the Trustee to give notice of redemption to the Holders.

         If the Company elects to reduce the principal amount of Securities to be redeemed pursuant to Paragraph 5 of the Securities by crediting against any such redemption Securities it has not previously delivered to the Trustee for cancellation, it shall so notify the Trustee of the amount of the reduction and deliver such Securities with such notice.

         The Company shall give each notice to the Trustee provided for in this
Section 3.2 at least 45 days before the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee). Any such notice may be cancelled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

         SECTION 3.  SELECTION OF SECURITIES TO BE REDEEMED.

         If less than all of the Securities are to be redeemed pursuant to Paragraph 5 of the Securities, the Trustee shall select the Securities or portions thereof for redemption on a PRO RATA basis.

         The Trustee shall make the selection from the Securities outstanding and not previously called for redemption and shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Security selected for partial redemption, the principal amount thereof to be redeemed. Securities in denominations of $1,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Securities that have denominations larger than $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

         SECTION 4.  NOTICE OF REDEMPTION.

         At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first class mail, postage prepaid, to the Trustee and each Holder whose Securities are to be redeemed to such Holder's last address as then shown on the registry books of the Registrar. At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. Each notice for redemption shall identify the Securities to be redeemed and shall state:

                   (1)  the Redemption Date;

                   (2) the Redemption Price, including the amount of accrued and unpaid interest to be paid upon such redemption;

                   (3)  the name, address and telephone number of the Paying
    Agent;

                   (4) that Securities called for redemption must be surrendered to the Paying Agent at the address specified in such notice to collect the Redemption Price;

                   (5) that, unless the Company defaults in its obligation to deposit Cash or U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, Cash in an amount to fund the Redemption Price with the Paying Agent in accordance with Section 3.6 hereof or such redemption payment is otherwise prohibited, interest on Securities called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders of such Securities is to receive payment of the Redemption Price, including accrued and unpaid interest to the Redemption Date, upon surrender to the Paying Agent of the Securities called for redemption and to be redeemed;

                   (6) if any Security is being redeemed in part, the portion of the principal amount equal to $1,000 or any integral multiple thereof, of such Security to be redeemed and that, after the Redemption Date, and upon surrender of such Security, a new Security or Securities in aggregate principal amount equal to the unredeemed portion thereof will be issued;

                   (7) if less than all the Securities are to be redeemed, the identification of the particular Securities (or portion thereof) to be redeemed, as well as the aggregate principal amount of such Securities to be redeemed and the aggregate principal amount of Securities to be outstanding after such partial redemption;

                   (8)  the CUSIP number of the Securities to be redeemed;

                   (9)  that the notice is being sent pursuant to this Section
    3.4 and pursuant to the optional redemption provisions of Paragraph 5 of the Securities; and

                   (10) disclaimer language regarding CUSIP numbers in the Trustee's standard form.

         SECTION 5.  EFFECT OF NOTICE OF REDEMPTION.

         Once notice of redemption is mailed in accordance with Section 3.4, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price, including accrued and unpaid interest to the Redemption Date. Upon surrender to the Trustee or, if the Trustee is no longer the paying agent, to the Paying Agent, such Securities called for redemption shall be paid at the Redemption Price, including interest, if any, accrued and unpaid to the Redemption Date; PROVIDED that if the Redemption Date is on or after a regular Record Date and on or prior to the Interest Payment Date to which such Record Date relates, the accrued interest shall be payable to the

Holder of the redeemed Securities registered on the relevant Record Date and no additional interest will be payable to Holders of the redeemed Securities on the Redemption Date; and PROVIDED, FURTHER, that if a Redemption Date is a non-Business Day, payment shall be made on the next succeeding Business Day and no interest shall accrue for the period from such Redemption Date to such succeeding Business Day.

         SECTION 6.  DEPOSIT OF REDEMPTION PRICE.

         At least one Business Day prior to the Redemption Date, the Company shall deposit with the Paying Agent (other than the Company or an Affiliate of the Company) Cash or U.S. Government Obligations sufficient to pay the Redemption Price of, and accrued and unpaid interest on, all Securities to be redeemed on such Redemption Date (other than Securities or portions thereof called for redemption on that date that have been delivered by the Company to the Trustee for cancellation). The Paying Agent shall promptly return to the Company any Cash or U.S. Government Obligations so deposited which is not required for that purpose upon the written request of the Company.

         If the Company complies with the preceding paragraph and the other provisions of this Article III and payment of the Securities called for redemption is not otherwise prohibited, interest on the Securities to be redeemed will cease to accrue on the applicable Redemption Date, whether or not such Securities are presented for payment. Notwithstanding anything herein to the contrary, if any Security surrendered for redemption in the manner provided in the Securities shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall continue to accrue and be paid from the Redemption Date until such payment is made on the unpaid principal, and, to the extent lawful, on any interest not paid on such unpaid principal, in each case at the rate and in the manner provided in Section 4.1 hereof and the Security.

         SECTION 7.  SECURITIES REDEEMED IN PART.

         Upon surrender of a Security that is to be redeemed in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, without service charge to the Holder, a new Security or Securities equal in principal amount to the unredeemed portion of the Security surrendered.

                                   ARTICLES IV

                                    COVENANTS

          SECTION 1. PAYMENT OF SECURITIES.

          The Company shall pay the principal of and interest and premium, if any, on the Securities on the dates and in the manner provided herein and in the Securities. An installment of principal of or interest and premium, if applicable, on the Securities shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Company, a Subsidiary of the Company or an Affiliate of the Company) holds for the benefit of the Holders, on or before 10:00 a.m. New York City time on that date, Cash deposited and designated for and sufficient to pay the installment.

          The Company shall pay interest on overdue principal and on overdue installments of interest at the rate specified in the Securities compounded semi-annually, to the extent lawful.

          SECTION 2. MAINTENANCE OF OFFICE OR AGENCY.

          The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 11.2.

          The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; PROVIDED, HOWEVER, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The Company hereby initially designates the Trustee's corporate trust office as such office.

          SECTION 3. LIMITATION ON RESTRICTED PAYMENTS.

          The Company and its Subsidiaries shall not, and shall not permit any of their Subsidiaries to, directly or indirectly, make any Restricted Payment if, after giving effect to such Restricted Payment on a PRO FORMA basis, (1) a Default or an Event of Default would have occurred and be continuing, (2) the Company is not permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt Incurrence Ratio, or (3) the aggregate amount of all Restricted Payments made by the Company and its Subsidiaries, including after giving effect to such proposed Restricted Payment, from and after the Issue Date, would exceed the sum of (a) 50% of the aggregate Consolidated Net Income of the Company for the period (taken as one accounting period), commencing on the first day of the first full fiscal quarter commencing after the Issue Date, to and including the last day of the fiscal quarter ended immediately prior to the date of each such calculation (or, in the event Consolidated Net Income for such period is a deficit, then minus 100% of such deficit), plus (b) 100% of the aggregate Net Cash Proceeds received by the Company from the sale of its Qualified Capital Stock (other than (i) to a subsidiary of the Company and (ii) to the extent applied in connection with a Qualified Exchange), after the Issue Date.

          Failure to satisfy the foregoing clauses (2) and (3) of the immediately preceding paragraph, however, will not prohibit (v) Restricted Investments, PROVIDED that, after giving PRO FORMA effect to any such Invest-ment, the aggregate amount of all such Investments made on or after the Issue Date that are outstanding (after giving effect to the amount (as such amount is determined by the Board of Directors reasonably and in good faith) of any such Investments (whether made originally in the form of property or cash) returned to the Company or the Subsidiary that made such prior Investment, without restriction, in cash, except to the extent that the effect of such return increased Consolidated Net Income of the Company, on or prior to the date of any such calculation) at any time does not exceed $5 million, and failure to satisfy the foregoing clauses (1), (2) and (3) of the immediately preceding paragraph will not prohibit (w) a Qualified Exchange, (x) the payment of any dividend on Capital Stock within 60 days after the date of its declaration if such dividend could have been made on the date of such declaration in compliance with the foregoing provisions, (y) the repurchase, redemption, or other acquisition or retirement for value of any Equity Interests of the Company held by any member of the Company's management pursuant to any management equity subscription agreement, restricted stock agreement, stockholders agreement, stock option agreement or other similar agreement, PROVIDED that, in the case of this clause
(y), the aggregate net consideration paid for all such Equity Interests so reacquired shall not exceed $1.0 million, or (z) the issuance of dividends on the Senior Preferred Stock in shares of Senior Preferred

Stock or accretion to the liquidation value thereof pursuant to the terms of the instrument governing the Senior Preferred Stock as such instrument was in effect on the Issue Date. The full amount of any Restricted Payment made pursuant to the foregoing clauses (v), (x) (except to the extent also covered by clause (z)) and (y), but not pursuant to clause (w) or (z), of the immediately preceding sentence, however, will be deducted in the calculation of the aggregate amount of Restricted Payments available to be made referred to in clause (3) of the first paragraph of this Section 4.3.

          SECTION 4. CORPORATE EXISTENCE.

          Except as otherwise provided or permitted in Article V or elsewhere in this Indenture, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence in accordance with its organizational documents (as the same may be amended from time to time) and the rights (charter and statutory) and corporate franchises of the Company; PROVIDED, HOWEVER, that the Company shall not be required to preserve any right or franchise if the Board of Directors of the Company shall reasonably determine in good faith that the preservation thereof is no longer desirable in the conduct of its business.

          SECTION 5. PAYMENT OF TAXES AND OTHER CLAIMS.

          The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies, except (i) as contested in good faith by appropriate proceedings and with respect to which appropriate reserves have been taken to the extent required by GAAP, or (ii) where the failure to effect such payment is not adverse in any material respect to the Holders.

          SECTION 6. MAINTENANCE OF PROPERTIES AND INSURANCE.

          The Company shall cause all material properties used or useful to the conduct of its business and the business of each of its Subsidiaries to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improve-ments thereof, all as in its reasonable judgment may be necessary, so that the business carried on in connection therewith may be properly conducted at all times; PROVIDED, HOWEVER, that nothing in this Section 4.6 shall (a) prohibit the Company from engaging in any transaction permitted under Section 4.14 or
Article V, and (b) prevent the Company from discontinuing any operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is (i) in the judgment of the Company desirable in the conduct of the business of such entity and (ii) not disadvantageous in any material respect to the Holders.

          The Company shall provide, or cause to be provided, for itself and each of its Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the reasonable, good faith opinion of the Company is adequate and appropriate for the conduct of the business of the Company and its Subsidiaries.

          SECTION 7. COMPLIANCE CERTIFICATE; NOTICE OF DEFAULT.

               (a) The Company shall deliver to the Trustee within 120 days after the end of its fiscal year an Officers' Certificate complying with Section 314(a)(4) of the TIA and stating that a review of its activities and the activi-ties of its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such Officer signing such certificate, whether or not the signer knows of any failure by the Company to comply with any conditions or covenants in this Indenture or any Event of Default or event which with notice or the passage of time would become an Event of Default which has occurred and is continuing and, if such signer does know of such a failure or default, the certificate shall describe such failure or default with particularity. The Officers' Certificate shall also notify the Trustee should the relevant fiscal year end on any date other than the current fiscal year end date.

               (b) The Company shall, so long as any of the Securities are outstanding, deliver to the Trustee, promptly upon becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto. The Trustee shall not be deemed to have knowledge of any Default or any Event of Default unless one of its Trust Officers receives written notice thereof from the Company or any of the Holders.

          SECTION 8. REPORTS.

          Whether or not the Company is subject to the reporting requirements of
Section 13 or 15(d) of the Exchange Act, the Company shall deliver to the Trustee and to each Holder within 15 days after it is or would have been (if it were subject to such reporting obligations) required to file such with the Commission, commencing with the fiscal quarter ending September 30, 1996, annual and quarterly financial statements sub-stantially equivalent to financial statements that would have been included in reports filed with the Commission, if the Company were subject to the requirements of Section 13 or 15(d) of the Exchange Act, including, with respect to annual information only, a report thereon by the Company's certified independent public accountants as such would be required in such reports to the Commission, and, in each case, together with a management's discussion and analysis of financial condition and results of operations which would be so required and, to the extent permitted by the Exchange Act or the Commission (if it were subject to such reporting obligations), file with the Commission the annual, quarterly and other reports which it is or would have been required to file with the Commission. In addition, from and after the effectiveness of the Exchange Offer Registration Statement (as defined in the Registration Rights Agreement) or the Shelf Registration (as defined in the Registration Rights Agreement), whether or not required by the rules and regulations of the Commission, the Company will file a copy of all such information and reports with the Commission for public availability (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request.

          SECTION 9. LIMITATION ON STATUS AS INVESTMENT COMPANY.

          Neither the Company nor any Subsidiary shall be required to register as an "investment company" (as that term is defined in the Investment Company
Act) or otherwise become subject to regulation under the Investment Company Act.

          SECTION 10. LIMITATION ON TRANSACTIONS WITH AFFILIATES.

          The Company and its Subsidiaries shall not, directly or indirectly, enter into or suffer to exist any contract, agreement, arrangement or transaction with any Affiliate (an "Affiliate Transaction"), or any series of related Affiliate Transactions (other than Exempted Affiliate Transactions), unless it is determined that the terms of such Affiliate Transaction (or Affiliate Transactions) are fair and reasonable to the Company and no less favorable to the Company than could have been obtained in an arm's length transaction with a non-Affiliate.

          Without limiting the foregoing, in connection with any Affiliate Transaction or series of related Affiliate Transactions (other than Exempted Affiliate Transactions) (i) involving value to either party in excess of $1.0 million, the Company must address and deliver an Officers' Certificate to the Trustee certifying that (x) the terms of such Affiliate Transaction (or Affiliate Transactions) are fair and reasonable to the Company, and no less favorable to the Company than could have been obtained in an arm's length transaction with a non-Affiliate and (y) such Affiliate Transaction (or Affiliate Transactions) has been approved by a majority of the members of the Board of Directors that are disinterested in such transaction and (ii) involving value to either party in excess of $5.0 million, the Company must, prior to the consummation thereof, in addition to the Officers' Certificate delivered to the Trustee pursuant to clause (i) of this paragraph, obtain a written favorable opinion as to the fairness of such transaction to the Company from a financial point of view from an independent investment banking firm or valuation firm of national reputation for being knowledgeable with respect to such matters, PROVIDED that this clause (ii) shall not apply to transactions between the Company or any of its Subsidiaries and any Affiliate thereof that is an invest-ment or commercial bank of national reputation with capital and surplus of at least $500.0 million, in connection with the rendering by such Affiliate to the Company or such Subsidiary of investment or commercial banking (including lending) services.

          SECTION 11. LIMITATION ON INCURRENCE OF ADDITIONAL INDEBTEDNESS AND DISQUALIFIED CAPITAL STOCK.

          Except as set forth in this Section 4.11, the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, issue, assume, guaranty, incur, become directly or indirectly liable with respect to (including as a result of an Acquisition), or otherwise become responsible for, contingently or otherwise (individually and collectively, to "incur" or, as appropriate, an "incurrence"), any Indebtedness or any Disqualified Capital Stock (including Acquired Indebtedness), other than Permitted Indebtedness.

          Notwithstanding the foregoing: if (i) no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect on a PRO FORMA basis to, such incurrence of Indebtedness or Disqualified Capital Stock and (ii) on the date of such incurrence (the "Incurrence Date"), the Consolidated Coverage Ratio of the Company for the Reference Period immediately preceding the Incurrence Date, after giving effect on a PRO FORMA basis to such incurrence of such Indebtedness or Disqualified Capital Stock and, to the extent set forth in the definition of Consolidated Coverage Ratio, the use of proceeds thereof, would be at least (x) 2.0 to 1, if such incurrence occurs on or before June 30, 1997, or (y) 2.25 to 1, if such incurrence occurs at any time thereafter (the "Debt Incurrence Ratio"), then the Company may incur such Indebtedness or Disqualified Capital Stock.

          Indebtedness or Disqualified Capital Stock of any Person which is outstanding at the time such Person becomes a Subsidiary of the Company (including upon designation of any subsidiary or other Person as a Subsidiary) or is merged with or into or consolidated with the Company or a Subsidiary of the Company shall be deemed to have been incurred at the time such Person becomes such a Subsidiary of the Company or is merged with or into or consolidated with the Company or a Subsidiary of the Company, as applicable.

          SECTION 12. LIMITATION ON DIVIDENDS AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES.

          The Company and its Subsidiaries shall not, and shall not permit any of their Subsidiaries to, directly or indirectly, create, assume or suffer to exist any consensual restriction on the ability of any Subsidiary of the Company to pay dividends or make other distributions to or on behalf of, or to pay any obligation to or on behalf of, or otherwise to transfer assets or property to or on behalf of, or make or pay loans or advances to or on behalf of, the Company or any Subsidiary of the Company, except (a) restrictions imposed by the Securi-ties or this Indenture, (b) restrictions imposed by applicable law and regulation, (c) existing restrictions under Existing Indebtedness (assuming retirement of the Bridge Facility), (d) restrictions under any Acquired Indebtedness not incurred in violation of this Indenture or any agreement relating to any property, asset, or business acquired by the Company or any of its Subsidiaries, which restrictions in each case existed at the time of acquisition, were not put in place in connection with or in anticipation of such acquisition and are not applicable to any Person, other than the Person acquired, or to any property, asset or business, other than the property, assets and business so acquired, (e) any such restriction or requirement imposed by Indebtedness incurred under paragraph (e) of the definition of "Permitted Indebtedness," PROVIDED such restriction or requirement is no more restrictive than that imposed by the Credit Agreement as of the Issue Date, (f) restrictions with respect solely to a Subsidiary of the Company imposed pursuant to a binding agreement which has been entered into for the sale or disposition of all or sub-stantially all of the Equity Interests or assets of such Subsidiary, PROVIDED such restrictions apply solely to the Equity Interests or assets of such Subsidiary which are being sold or disposed of, (g) restrictions on transfer contained in Purchase Money Indebtedness incurred pursuant to paragraph (c) of the definition of "Permitted Indebtedness," PROVIDED such restrictions relate only to the transfer of the property acquired with the proceeds of such Purchase Money Indebtedness, and (h) in connection with and pursuant to permitted Refinancings, replacements of restrictions imposed pursuant to clause (a), (c),
(d) or (g) of this Section 4.12 that are not more restrictive than those being replaced and do not apply to any other person or assets than those that would have been covered by the restrictions in the Indebtedness so refinanced.

          Notwithstanding the foregoing, customary provisions restricting subletting or assignment of any lease entered into in the ordinary course of business, consistent with industry practice shall in and of themselves not be considered restrictions on the ability of the applicable Subsidiary to transfer such agreement or assets, as the case may be.

          SECTION 13. LIMITATION ON LIENS SECURING INDEBTEDNESS.

          The Company shall not, and shall not permit any Subsidiary to, create, incur, assume or suffer to exist any Lien of any kind, other than Permitted Liens, upon any of their respective assets now owned or acquired on or after the Issue Date or upon any income or profits therefrom.

          SECTION 14. LIMITATION ON SALE OF ASSETS AND SUBSIDIARY STOCK.

          The Company shall not, and shall not permit any of its Subsidiaries to, in one transaction or a series of related transactions (that has or have, when taken together with all other such transactions over the preceding 12-months, an aggregate fair market value in excess of $250,000 or for aggregate net proceeds in excess of $250,000), convey, sell, transfer, assign, or otherwise dispose of, directly or indirectly, any of their respective property, businesses or assets, including by merger or consolidation (in the case of a Subsidiary of the Company), and including any sale or other transfer or issuance of any Equity Interests of any Subsidiary of the Company, whether by the Company or a Subsidiary of either or through the issuance, sale or transfer of Equity Interests by a Subsidiary of the Company (an "Asset Sale"), unless (1)(a) within 365 days after the date of such Asset Sale, the Net Cash Proceeds therefrom (the "Asset Sale Offer Amount") are applied (i) to the optional redemption of the Securities in accordance with the terms of this Indenture, (ii) to the repurchase of the Securities pursuant to an irrevocable and unconditional cash offer (the "Asset Sale Offer") to repurchase the Securities at a purchase price (the "Asset Sale Offer Price") of 101% of principal amount, plus accrued and unpaid interest to the date of payment, (iii) to the repayment of amounts outstanding pursuant to the terms of the Credit Agreement (PROVIDED that upon such application, the availability of amounts that the Company or its Subsidiaries may be liable for pursuant thereto shall be permanently reduced by a corresponding amount), or (iv) to the repayment of Purchase Money Indebtedness secured by the assets which are the subject of such Asset Sale, or (b) within 365 days following such Asset Sale, the Asset Sale Offer Amount is invested in assets and property (other than notes, bonds, obligations and securities of Persons other than subsidiaries, which are received as a result of transactions effected in compliance with Section 4.3) which in the good faith reasonable judgment of the Board will immediately constitute or be a part of a Related Business of the Company or such Subsidiary (if it continues to be a Subsidiary) immediately following such transaction, (2) at least 75% of the consideration for such Asset Sale or series of related Asset Sales consists of cash or Cash Equivalents, (3) no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect, on a PRO FORMA basis, to, such Asset Sale, and (4) the Board of Directors of the Company determines in good faith that the Company or such Subsidiary, as applicable, receives fair market value for such Asset Sale.

          Notwithstanding the foregoing provisions:

               (i) the Company and its Subsidiaries may, in the ordinary course of business, convey, sell, transfer, assign or otherwise dispose of inventory acquired and held for resale in the ordinary course of business and consistent with past practice;

               (ii) the Company and its Subsidiaries may convey, sell, transfer, assign or otherwise dispose of assets pursuant to and in accordance with the provisions of Article V;

               (iii) the Company and its Subsidiaries may sell or dispose of damaged, worn out or other obsolete (to the Company or such Subsidiaries) real or personal property in the ordinary course of business and consistent with past practice so long as such property is no longer necessary for the proper conduct of the business of the Company or such Subsidiary, as applicable;

               (iv) the Company or any Subsidiary may, for fair market value (as determined reasonably and in good faith by the Board of Directors), convey, sell, transfer, assign or otherwise dispose of assets to the Company or any of its Subsidiaries; and

               (v) cash and Cash Equivalents may be exchanged or sold for or in consideration of cash or Cash Equivalents.

          An acquisition of the Securities pursuant to an Asset Sale Offer may be deferred until the accumulated Net Cash Proceeds from Asset Sales not applied to the uses set forth in clause (1)(a) or (1)(b) above (the "Excess Proceeds") exceeds $5 million (the date on which the Excess Proceeds exceed $5 million being herein referred to as the "Excess Proceeds Date") and that each Asset Sale Offer shall remain open for 20 Business Days following its commencement (the "Asset Sale Offer Period"). Upon expiration of the Asset Sale Offer Period, the Company shall apply the Asset Sale Offer Amount, plus an amount equal to accrued and unpaid interest, to the purchase of all Securities properly tendered (on a PRO RATA basis if the Asset Sale Offer Amount is insufficient to purchase all Securities so tendered) at the Asset Sale Offer Price (together with accrued and unpaid interest). To the extent that the aggregate amount of Securities tendered pursuant to an Asset Sale Offer is less than the Asset Sale Offer Amount, the Company may use any remaining Net Cash Proceeds for general corporate purposes as otherwise permitted by this Indenture and following the consummation of each Asset Sale Offer in compliance herewith the Excess Proceeds amount shall be reset to zero. For purposes of (2) above, total consideration received means the total consideration received for such Asset Sales, minus the amount of (a) non-subordinated debt secured by the assets that were the subject of the Asset Sale, assumed by a transferee which assumption permanently reduces the amount of Indebtedness outstanding on the Issue Date or permitted pursuant to paragraph (c), (e) or (g) of the definition of "Permitted Indebtedness" (including that in the case of a revolver or similar arrangement that makes credit available, such commitment is permanently reduced by such amount), (b) Purchase Money Indebtedness secured solely by the assets sold and assumed by a transferee and (c) property that within 30 days of such Asset Sale is converted into cash or Cash Equivalents and then applied in accordance with the terms of this Section 4.14.

          All Net Cash Proceeds from an Event of Loss shall be invested or applied otherwise as set forth in clause 1(a) or 1(b) of the first paragraph of this Section 4.14, all within the period and as otherwise provided in clause 1(a) or 1(b) of the first paragraph of this Section 4.14.

          Notice of an Asset Sale Offer will be sent 20 Business Days prior to the close of business on the third Business Day prior to the date set by the Company to repurchase Securities pursuant to this Section 4.14 (the "Purchase Date"), by first-class mail, by the Company to each Holder at its registered address, with a copy to the Trustee. The notice to the Holders will contain all information, instructions and materials required by applicable law. The notice, which (to the extent consistent with this Indenture) shall govern the terms of the Asset Sale Offer, shall state:

               (1) that the Asset Sale Offer is being made pursuant to such notice and this Section 4.14;

               (2) the Asset Sale Offer, the Asset Sale Offer Price (including the amount of accrued and unpaid interest), and the Purchase

Date, which Purchase Date shall be on or prior to 45 Business Days following the Excess Proceeds Date;

               (3) that any Security or portion thereof not tendered or accepted for payment will continue to accrue interest;

               (4) that, unless the Company defaults in depositing Cash with the Paying Agent in accordance with the provisions of this Section 4.14, any Security, or portion thereof, accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Purchase Date;

               (5) that Holders electing to have a Security, or portion thereof, purchased pursuant to an Asset Sale Offer will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Paying Agent (which may not for purposes of this Section 4.14, notwithstanding anything in this Indenture to the contrary, be the Company or any Affiliate of the Company) at the address specified in the notice prior to the close of business on the third Business Day prior to the Purchase Date;

               (6) that Holders will be entitled to withdraw their elections, in whole or in part, if the Paying Agent receives, up to the close of business on the third Business Day prior to the Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities the Holder is withholding and a statement that such Holder is withdrawing his election to have such principal amount of Securities purchased;

               (7) that if Securities in a principal amount in excess of the principal amount of Securities to be acquired pursuant to the Asset Sale Offer are tendered and not withdrawn, the Company shall purchase Securities on a PRO RATA basis (with such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $1,000 or integral multiples of $1,000 shall be acquired);

               (8) that Holders whose Securities were purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered; and

               (9) a brief description of the circumstances and relevant facts regarding such Asset Sales.

          On or before the Purchase Date, the Company shall (i) accept for payment Securities or portions thereof properly tendered pursuant to the Asset Sale Offer on or before the third Business Day prior to the Purchase Date (on a PRO RATA basis if required pursuant to paragraph (7) hereof) and (ii) deposit with the Paying Agent Cash sufficient to pay the Asset Sale Offer Price for all Securities or portions thereof so tendered and accepted, plus accrued and unpaid interest thereon to the Purchase Date. On the Purchase Date, the Company shall deliver to the Trustee Securities so accepted together with an Officers' Certificate stating the Securities or portions thereof being purchased by the Company. The Paying Agent shall on the Purchase Date mail or deliver to Holders of Securities so accepted payment in an amount equal to the Asset Sale Offer Price for such Securities (together with accrued and unpaid interest), and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered. Any Security not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof.

          Any Asset Sale Offer shall be made in compliance with all applicable laws, rules, and regulations, including, if applicable, Regulation 14E of the Exchange Act and the rules and regulations promulgated thereunder and all other applicable Federal and state securities laws, and any provisions of this Indenture which conflict with such laws shall be deemed to be superseded by the provisions of such laws.

          SECTION 15. LIMITATION ON LINES OF BUSINESS.

          Neither the Company nor any of its Subsidiaries or Unrestricted Subsidiaries shall directly or indirectly engage to any substantial extent in any line or lines of business activity other than that which, in the reasonable good faith judgment of the Board of Directors of the Company, is a Related Business.

          SECTION 16. RESTRICTION ON SALE AND ISSUANCE OF SUBSIDIARY STOCK.

          The Company shall not sell, and shall not permit any of its Subsidiaries to issue or sell, any Equity Interests of any Subsidiary of the Company to any person other than the Company or a Wholly Owned Subsidiary of the Company, except for Equity Interests with no preferences or special rights or privileges and with no redemption or prepayment provisions.

          SECTION 17. WAIVER OF STAY, EXTENSION OR USURY LAWS.

          The Company covenants (to the extent that it may lawfully do so) that it will not at any time voluntarily insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of, premium of, or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee relating to any such law, but will suffer and permit the execution of every such power as though no such law had been enacted.


                                    ARTICLE V

                              SUCCESSOR CORPORATION

          SECTION 1. LIMITATION ON MERGER, SALE OR CONSOLIDATION.

          The Company shall not, directly or indirectly, consolidate with or merge with or into another person or sell, lease, convey or transfer all or substantially all of its assets (computed on a consolidated basis), whether in a single transaction or a series of related transactions, to another person or group of affiliated persons, or adopt a plan of liquidation, unless (i) either
(a) the Company is the continuing entity or (b) the resulting, surviving or transferee entity or, in the case of a plan of liquidation, the entity which receives the greatest value from such plan of liquidation is a corporation organized under the laws of the United States, any state thereof or the District of Columbia and expressly assumes by supplemental indenture all of the obligations of the Company in connection with the Securities and this Indenture;
(ii) no Default or Event of Default shall exist or would occur immediately after giving effect on a PRO FORMA basis to such transaction; (iii) immediately after giving effect to such transaction on a PRO FORMA basis, the Consolidated Net Worth of the consolidated surviving or transferee entity or, in the case of a plan of liquidation, the entity which receives the greatest value from such plan of liquidation is at least equal to the Consolidated Net Worth of the Company immediately prior to such transaction; (iv) immediately after giving effect to such transaction on a PRO FORMA basis, the consolidated resulting, surviving or transferee entity or, in the case of a plan of liquidation, the entity which receives the greatest value from such plan of liquidation would immediately thereafter be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt Incurrence Ratio; and (v) the Company has delivered to the Trustee an Officers' Certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and, if a supplemental indenture is required, such supplemental indenture, complies with the Indenture and that all conditions precedent therein relating to such transaction have been satisfied. The provisions of clause (iv) will not prevent the merger of the Company with or into another person solely for the purpose of changing the jurisdiction of incorporation of the Company.

          For purposes of this Section 5.1, the transfer (by lease, assignment, sale or otherwise) of all or substantially all of the properties and assets of one or more Subsidiaries, the Company's interest in which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

          SECTION 2. SUCCESSOR CORPORATION SUBSTITUTED.

          Upon any consolidation or merger or any transfer of all or substantially all of the assets of the Company or consummation of a plan of liquidation in accordance with Section 5.1, the successor corporation formed by such consolidation or into which the Company is merged or to which such transfer is made or, in the case of a plan of liquidation, the entity which receives the greatest value from such plan of liquidation shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation had been named herein as the Company, and, except in the case of a transfer of all or substantially all of the assets of the Company and its Subsidiaries as a result primarily of the lease to any party thereof, the Company shall be released from the obligations under the Securities and this Indenture, except with respect to any obligations that arise from, or are related to, such transaction.


                                   ARTICLE VI

                         EVENTS OF DEFAULT AND REMEDIES

          SECTION 1. EVENTS OF DEFAULT.

          "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be caused voluntarily or involuntarily, or effected, without limitation, by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

               (a) the failure by the Company to pay any installment of interest on the Securities as and when the same becomes due and payable and the continuance of any such failure for 30 days;

               (b) the failure by the Company to pay all or any part of the principal, or premium, if any, on the Securities when and as the same becomes due and payable at maturity, redemption, by acceleration or otherwise, including, without limitation, payment of the Change of Control Purchase Price or the Asset Sale Offer Price, or otherwise;

               (c) the failure by the Company or any Subsidiary to observe or perform any covenant or agreement contained in the Securities or this Indenture (other than a default in the performance of any covenant or agreement which is specifically dealt with elsewhere in this Section 6.1) and the continuance of such failure for a period of 60 days after written notice is given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Securities outstanding;

               (d) a decree, judgment, or order by a court of competent jurisdiction shall have been entered adjudicating the Company or any of its Subsidiaries as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization of the Company or any of its Subsidiaries under any bankruptcy or similar law, and such decree or order shall have continued undischarged and unstayed for a period of 60 consecutive days; or a decree or order of a court of competent jurisdiction, judgment appointing a receiver, liquidator, trustee, or assignee in bankruptcy or insolvency for the Company, any of its Subsidiaries, or any substantial part of the property of any such Person, or for the winding up or liquidation of the affairs of any such Person, shall have been entered, and such decree, judgment, or order shall have remained in force undischarged and unstayed for a period of 60 days;

               (e) a default in any issue of Indebtedness of the Company or any of its Subsidiaries with an aggregate principal amount in excess of $5 million, which default (a) is caused by failure to pay principal of, or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided therein on the date of such default, or (b) results in the acceleration of payment of such Indebtedness prior to its express maturity;

               (f) the Company or any of its Subsidiaries shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization under any bankruptcy or similar law or similar statute, or shall consent to the filing of any such petition, or shall consent to the appointment of a Custodian, receiver, liquidator, trustee, or assignee in bankruptcy or insolvency of it or any substantial part of its assets or property, or shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due, or take any corporate action in furtherance of or to facilitate, conditionally or otherwise, any of the foregoing; and

               (g) final unsatisfied judgments not covered by insurance aggregating in excess of $5 million, at any one time rendered against the Company or any of its Subsidiaries and not stayed, bonded or discharged within 60 days.

          Notwithstanding the 60-day period and notice requirement contained in
Section 6.1(c) above, (i) with respect to a default under Article X, the 60-day period referred to in Section 6.1(c) shall be deemed to have begun as of the date notice of a Change of Control Offer is required to be sent to the Holders in the event that the Company has not complied with the provisions of Section 10.1, and the Trustee or Holders of at least 25% in principal amount of the outstanding Securities thereafter give the notice of default referred to in
Section 6.1(c) in respect of such compliance to the Company and, if applicable, the Trustee; PROVIDED, HOWEVER, that if the breach or default is a result of a default in the payment when due of the Change of Control Purchase Price on the Change of Control Payment Date, such default shall be deemed, for purposes of this Section 6.1, to arise on the Change of Control Payment Date; and (ii) with respect to a default under Section 4.14 requiring the giving of such notice, the 60-day period referred to in Section 6.1(c) shall be deemed to have begun as of the date the notice of an Asset Sale Offer is required to be sent in the event that the Company has not complied with the provisions of Section 4.14, and the Trustee or Holders of at least 25% in principal amount of the outstanding Securities thereafter give the notice of default referred to in Section 6.1(c) in respect of such compliance to the Company and, if applicable, the Trustee; PROVIDED, HOWEVER, that if the breach or default is a result of a default in the payment when due of the Asset Sale Offer Price on the Purchase Date, such default shall be deemed, for purposes of this Section 6.1, to arise no later than on the Purchase Date.



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          SECTION 2. ACCELERATION OF STATED MATURITY; RESCISSION AND ANNULMENT.

          If an Event of Default occurs and is continuing (other than an Event of Default specified in clauses (d) and (f) of Section 6.1, relating to the Company or any Subsidiary), then in every such case, unless the principal of all of the Securities shall have already become due and payable, either the Trustee or the Holders of 25% in aggregate principal amount of the Securities then outstanding, by notice in writing to the Company (and to the Trustee if given by Holders) (an "Acceleration Notice"), may declare all principal, premium (including any premium reflected in the Change of Control Purchase Price or the Asset Sale Offer Price as a consequence of an Event of Default resulting from a breach of Section 4.14 or Article X, whether or not any offer has been made by the Company pursuant thereto), if any, and accrued and unpaid interest thereon to be due and payable immediately. If an Event of Default specified in clauses
(d) and (f) of Section 6.1 relating to the Company or any Subsidiary occurs, all principal and accrued interest thereon will be immediately due and payable on all outstanding Securities without any declaration or other act on the part of the Trustee or the Holders.

          At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article VI, the Holders of not less than a majority in aggregate principal amount of then outstanding Securities, by written notice to the Company and the Trustee, may rescind, on behalf of all Holders, any such declaration of acceleration if:

               (1) the Company has paid or deposited with the Trustee Cash sufficient to pay

                         (A)  all overdue interest on all Securities,

                         (B) the principal of (and premium, if any, applicable to) any Securities which would become due other than by reason of such declaration of acceleration, and interest thereon at the rate borne by the Securities,

                         (C) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Securities,

                         (D) all sums paid or advanced by the Trustee hereunder and the compensation, expenses, disbursements and advances of the


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          Trustee and its agents and counsel, and any other amounts due the
          Trustee under Section 7.7, and

               (2) all Events of Default, other than the non-payment of the principal of, premium, if any, and interest on Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 6.12.

Notwithstanding the previous sentence of this Section 6.2, no waiver shall be effective against any Holder for any Event of Default or event which with notice or lapse of time or both would be an Event of Default with respect to any covenant or provision which cannot be modified or amended without the consent of the Holder of each outstanding Security affected thereby, unless all such affected Holders agree, in writing, to waive such Event of Default or other event. No such waiver shall cure or waive any subsequent default or impair any right consequent thereon.


          SECTION 3. COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY TRUSTEE.

          The Company covenants that if an Event of Default in payment of principal, premium, or interest specified in clause (a) or (b) of Section 6.1 occurs and is continuing, the Company shall, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal, premium (if any) and interest, and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal (and premium, if any) and on any overdue interest, at the rate borne by the Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including compensation to, and expenses, disbursements and advances of the Trustee and its agents and counsel and all other amounts due the Trustee under Section 7.7.

          If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust in favor of the Holders, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company, wherever situated.


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

          If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

          SECTION 4. TRUSTEE MAY FILE PROOFS OF CLAIM.

          In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or the property of the Company or its creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal and premium, if any, or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise to take any and all actions under the TIA, including

                    (1) to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (includ-ing any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee and its agent and counsel and all other amounts due the Trustee under Section 7.7) and of the Holders allowed in such judicial proceeding, and

                    (2) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel, and any other amounts due the Trustee under Section 7.7.


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

          Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment, or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

          SECTION 5. TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF SECU-
RITIES.

          All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust in favor of the Holders, and any recovery of judgment shall, after provision for the payment of compensation to, and expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due the Trustee under Section 7.7, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

          SECTION 6. PRIORITIES.

          Any money collected by the Trustee pursuant to this Article VI shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, premium (if any) or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

          FIRST:  To the Trustee in payment of all amounts due pursuant to
Section 7.7;

          SECOND: To the Holders in payment of the amounts then due and unpaid for principal of, premium (if any) and interest on, the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal, premium (if any) and interest, re-spectively; and

          THIRD: To the Company or such other Person as may be lawfully entitled thereto, the remainder, if any.


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

          The Trustee may, but shall not be obligated to, fix a record date and payment date for any payment to the Holders under this Section 6.6.

          SECTION 7. LIMITATION ON SUITS.

          No Holder of any Security shall have any right to order or direct the Trustee to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

                    (A) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

                    (B) the Holders of not less than 25% in aggregate principal amount of then outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

                    (C) such Holder or Holders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities to be incurred or reasonably probable to be incurred in compliance with such request;

                    (D) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

                    (E) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the outstanding Securities;

it being understood and intended that no one or more Holders shall have any right in any manner whatsoever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

          SECTION 8. UNCONDITIONAL RIGHT OF HOLDERS TO RECEIVE PRINCIPAL, PREMIUM AND INTEREST.

          Notwithstanding any other provision of this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of, and premium (if any) and interest on, such Security on the respective dates such payments are due as expressed in such Security (in the case of redemption, the Redemption Price on the applicable Redemption Date, in the case of an Asset Sale Offer the Asset Sale Offer Price, on the date of payment thereof, and in the case of the Change of Control Purchase Price, on the applicable Change of Control Purchase Date) and to institute suit for the enforcement of any such payment after such respective dates, and such rights shall not be impaired without the consent of such Holder.

          SECTION 9. RIGHTS AND REMEDIES CUMULATIVE.

          Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in Section 2.7, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

          SECTION 10. DELAY OR OMISSION NOT WAIVER.

          No delay or omission by the Trustee or by any Holder of any Security to exercise any right or remedy arising upon any Event of Default shall impair the exercise of any such right or remedy or constitute a waiver of any such Event of Default. Every right and remedy given by this Article VI or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

          SECTION 11. CONTROL BY HOLDERS.

          The Holder or Holders of a majority in aggregate principal amount of then outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee, PROVIDED that


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

               (1) such direction shall not be in conflict with any rule of law or with this Indenture or involve the Trustee in personal liability,

               (2) the Trustee shall not determine that the action so directed would be unjustly prejudicial to the Holders not taking part in such direction, and

               (3) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

          SECTION 12. WAIVER OF PAST DEFAULT.

          Subject to Section 6.8, prior to the declaration of acceleration of the maturity of the Securities, the Holder or Holders of a majority in aggregate principal amount of the Securities then outstanding may waive on behalf of all Holders any past default hereunder and its consequences, except a default

                    (A) in the payment of the principal of, premium, if any, or interest on any Security as specified in clauses (a) and (b) of Section 6.1 and not yet cured; or

                    (B) in respect of a covenant or provision hereof which, under Article IX, cannot be modified or amended without the consent of the Holder of each outstanding Security affected.

          Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair the exercise of any right arising therefrom.

          SECTION 13. UNDERTAKING FOR COSTS.

          All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted to be taken by it as Trustee, any court may in its discretion require the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this


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

Section 6.13 shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in aggregate principal amount of the outstanding Securities, or to any suit instituted by any Holder for enforcement of the payment of principal of, or premium (if any) or interest on, any Security on or after the respective Maturity Date expressed in such Security (including, in the case of redemption, on or after the Redemption Date).

          SECTION 14. RESTORATION OF RIGHTS AND REMEDIES.

          If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

                                   ARTICLE VII

                                     TRUSTEE

          The Trustee hereby accepts the trust imposed upon it by this Indenture and covenants and agrees to perform the same, as herein expressed, subject to the terms hereof.

          SECTION 1. DUTIES OF TRUSTEE.

               (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

               (b) Except during the continuance of an Event of Default:

               (I) The Trustee need perform only those duties as are specifically set forth in this Indenture and no others, and no covenants or obligations shall be implied in or read into this Indenture which are adverse to the Trustee, and


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

               (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

               (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

               (1) This paragraph does not limit the effect of paragraph (b) of this Section 7.1,

               (2) The Trustee shall not be liable for any error of judgment made in good faith by it, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts, and

               (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.11.

               (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or at the request, order or direction of the Holders or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

               (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c), (d) and (f) of this Section 7.1.

               (f) The Trustee shall not be liable for interest on any assets received by it except as the Trustee may agree in writing with the Company. Assets held in trust by the Trustee need not be segregated from other assets, except to the extent required by law.


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


          SECTION 2.     RIGHTS OF TRUSTEE.

          Subject to Section 7.1:

               (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

               (b) Before the Trustee acts or refrains from acting, it may consult with counsel and may require an Officers' Certificate or an Opinion of Counsel, which shall conform to Sections 11.4 and 11.5. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or advice of counsel.

               (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

               (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture, nor for any action permitted to be taken or omitted hereunder by any Agent.

               (e) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

               (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

               (g) Unless otherwise specifically provided for in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

               (h) The Trustee shall have no duty to inquire as to the performance of the Company's covenants in Article IV hereof or as to the performance by any Agent


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


of its duties hereunder. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except any Default or Event of Default of which the Trustee shall have received written notification or with respect to which a Trust Officer shall have actual knowledge.

               (i) Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate.


          SECTION 3.     INDIVIDUAL RIGHTS OF TRUSTEE.

          The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company, any of its Subsidiaries, or its Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

          SECTION 4.     TRUSTEE'S DISCLAIMER.

          The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities and it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement in the Securities, other than the Trustee's certificate of authentication (if executed by the Trustee), or the use or application of any funds received by a Paying Agent other than the Trustee.

          SECTION 5.     NOTICE OF DEFAULT.

          If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder notice of the uncured Default or Event of Default within 90 days after such Default or Event of Default becomes known to the Trustee. Except in the case of a Default or an Event of Default in payment of principal (or premium, if any) of, or interest on, any Security (including the payment of the Change of Control Purchase Price on the Change of Control Purchase Date, the payment of the Redemption Price on the Redemption Date and the payment of the Asset Sale Price on the date of payment thereof), the Trustee may withhold the notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or reasonable


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


officers, of the Trustee in good faith determine that withholding the notice is in the interest of the Securityholders.

          SECTION 6.     REPORTS BY TRUSTEE TO HOLDERS.

          Within 60 days after each May 15, beginning with May 15, 1997, the Trustee shall, if required by law, mail to each Securityholder a brief report dated as of such December 15 that complies with TIA Section 313(a). The Trustee also shall comply with TIA Sections 313(b) and 313(c).

          The Company shall promptly notify the Trustee in writing if the Securities become listed on any stock exchange or automated quotation system.

          A copy of each report at the time of its mailing to Securityholders shall be mailed to the Company and filed with the SEC and each stock exchange, if any, on which the Securities are listed.

          SECTION 7.     COMPENSATION AND INDEMNITY.

          The Company agrees to pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it in accordance with this Indenture. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents, accountants, experts and counsel.

          The Company agrees to indemnify the Trustee and each of its officers and each of them, directors, attorneys-in-fact and agents for, and hold it harmless against, any claim, demand, expense (including but not limited to reasonable compensation, disbursements and expenses of the Trustee's agents and counsel), loss or liability incurred by it without negligence or bad faith on the part of the Trustee, arising out of or in connection with the administration of this trust and its rights or duties hereunder including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. The Company shall defend the claim and the Trustee shall provide reasonable cooperation at the Company's expense in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses


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


of such counsel. The Company need not pay for any settlement made without its written consent, which consent shall not be unreasonably withheld. The Company need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

          To secure the Company's payment obligations in this Section 7.7, the Trustee shall have a lien prior to the Securities on all assets held or collected by the Trustee, in its capacity as Trustee, except assets held in trust to pay principal and premium, if any, of or interest on particular Securities.

          When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(d) or (f) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

          The Company's obligations under this Section 7.7 and any lien arising hereunder shall survive the resignation or removal of the Trustee, the discharge of the Company's obligations pursuant to Article VIII of this Indenture and any rejection or termination of this Indenture under any Bankruptcy Law.

          SECTION 8.     REPLACEMENT OF TRUSTEE.

          The Trustee may resign by so notifying the Company in writing, to become effective upon the appointment of a successor trustee. The Holder or Holders of a majority in aggregate principal amount of the outstanding Securities may remove the Trustee by so notifying the Company and the Trustee in writing and may appoint a successor trustee with the Company's consent. The Company may remove the Trustee if:

               (a)  the Trustee fails to comply with Section 7.10;

               (b) the Trustee is adjudged bankrupt or insolvent or an order for relief is entered with respect to the Trustee under Bankruptcy Law;

               (c) a receiver, Custodian, or other public officer takes charge of the Trustee or its property; or

               (d)  the Trustee becomes incapable of acting.


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


          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holder or Holders of a majority in aggregate principal amount of the Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that and provided that all sums owing to the retiring Trustee provided for in Section
7.7 have been paid, the retiring Trustee shall transfer all property held by it as trustee to the successor Trustee, subject to the lien provided in Section 7.7, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holder or Holders of at least 10% in aggregate principal amount of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Company's obligations under Section 7.7 shall continue for the benefit of the retiring Trustee.

          SECTION 9.     SUCCESSOR TRUSTEE BY MERGER, ETC.

          If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee.

          SECTION 10.    ELIGIBILITY; DISQUALIFICATION.

          The Trustee shall at all times satisfy the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee (together with its corporate parent) shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b).

          SECTION 11.    PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

          The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

                                  ARTICLE VIII

                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

          SECTION 1.     OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT
DEFEASANCE.

          The Company may, at its option and at any time within one year of the Stated Maturity of the Securities, elect to have Section 8.2 or Section 8.3 applied to all outstanding Securities upon compliance with the conditions set forth below in this Article VIII.

          SECTION 2.     LEGAL DEFEASANCE AND DISCHARGE.

          Upon the Company's exercise under Section 8.1 of the option applicable to this Section 8.2, the Company shall be deemed to have been discharged from its obligations with respect to all outstanding Securities on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Securities, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.5 and the other Sections of this Indenture referred to in
(a) and (b) below, and to have satisfied all its other obligations under such Securities and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged
hereunder:   (a) rights of Holders to receive payments in respect of the principal of, premium, if any, and interest on such Securities when such payments are due from the trust funds; (b) the


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Company's obligations with respect to such Securities concerning issuing tempo-
rary Securities, registration of Securities, mutilated, destroyed, lost or stolen Securities, and the maintenance of an office or agency for payment and money for security payments held in trust; (c) the rights, powers, trust, duties, and immunities of the Trustee, and the Company's obligations in connection therewith; and (d) this Article VIII. Upon Legal Defeasance as provided herein, the Trustee shall promptly execute and deliver to the Company any documents reasonably requested by the Company to evidence or effect the foregoing. Subject to compliance with this Article VIII, the Company may exercise its option under this Section 8.2 notwithstanding the prior exercise of its option under Section 8.3 with respect to the Securities.

          SECTION 3.     COVENANT DEFEASANCE.

          Upon the Company's exercise under Section 8.1 of the option applicable to this Section 8.3, the Company shall be released from its obligations under the covenants contained in Sections 4.3, 4.5, 4.6, 4.7, 4.8, 4.9, 4.10, 4.11,
4.12, 4.13, 4.14, 4.15, 4.16 and 4.17, Article V and Article X with respect to the outstanding Securities on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Securities shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder. For this purpose, such Covenant Defeasance means that, with respect to the outstanding Securities, the Company need not comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document (and Section 6.1(c) shall not apply to any such covenant), but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.1 of the option applicable to this Section 8.3, Sections 6.1(e) and (g) shall not constitute Events of Default.

          SECTION 4.     CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.

          The following shall be the conditions to the application of either
Section 8.2 or Section 8.3 to the outstanding Securities:

               (a) The Company shall irrevocably have deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose of making the following


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


payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (a) Cash in an amount, or (b) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, Cash in an amount, or (c) a combination thereof, in such amounts, as in each case will be sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge and which shall be applied by the Paying Agent (or other qualifying trustee) to pay and discharge the principal of, premium, if any, and interest on the outstanding Securities on the stated maturity or on the applicable redemption date, as the case may be, of such principal or installment of principal, premium, if any, or interest on the Securities; PROVIDED that the Paying Agent shall have been irrevocably instructed to apply such Cash and the proceeds of such U.S. Government Obligations to said payments with respect to the Securities. The Paying Agent shall promptly advise the Trustee in writing of any Cash or Securities deposited pursuant to this Section 8.4;

               (b) In the case of an election under Section 8.2, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (i) the Company has received from, or there has been published by, the Internal Revenue Service, a ruling or (ii) since the date hereof, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the outstanding Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such Legal Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

               (c) In the case of an election under Section 8.3, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such Covenant Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

               (d) No Default or Event of Default with respect to the Securities shall have occurred and be continuing on the date of such deposit or, insofar as Section 6.1(d) or Section 6.1(f) is concerned, at any time in the period ending on the 91st day after the date of such deposit (it being understood that this condition is a condition subsequent which shall not be deemed satisfied until the expiration of such period, but in the case of Covenant Defeasance, the covenants which are described under Section
8.3 will cease to be in effect unless an Event of Default under Section 6.1(d) or Section 6.1(f) occurs during such period);

               (e) Such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under this Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them is bound;

               (f) In the case of an election under either Section 8.2 or 8.3, the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit made by the Company pursuant to its election under Section 8.2 or 8.3 was not made by the Company with the intent of preferring the Holders of the Securities over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others; and

               (g) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that the conditions precedent provided for in, in the case of the Officer's Certificate, clauses (a) through (f) of this Section 8.4, and, in the case of the Opinion of Counsel, clauses (a) (with respect to the validity and perfection of the security interest), (b), (c) and (e) of this Section 8.4 have been complied with.

          SECTION 5. DEPOSITED CASH AND U.S. GOVERNMENT OBLIGATIONS TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.

          Subject to Section 8.6, all Cash and U.S. Government Obligations (including the proceeds thereof) deposited with the Paying Agent (or other qualifying trustee, collectively for purposes of this Section 8.5, the "Paying Agent") pursuant to Section 8.4 in respect of the outstanding Securities shall be held in trust and applied by the Paying Agent, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any other Paying Agent as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

          SECTION 6.     REPAYMENT TO THE COMPANY.

          Anything in this Article VIII to the contrary notwithstanding, the Trustee or the Paying Agent, as applicable, shall deliver or pay to the Company from time to time upon the request of the Company any Cash or U.S. Government Obligations held by it as provided in Section 8.4 hereof which in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.4(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

          Any Cash and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Security and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall, subject to the requirements of applicable law, be paid to the Company on its request; and the Holder of such Security shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; PROVIDED, HOWEVER, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the NEW YORK TIMES and THE WALL STREET JOURNAL (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

          SECTION 7.     REINSTATEMENT.

          If (i) the Trustee or Paying Agent is unable to apply any Cash or U.S. Government Obligations in accordance with Section 8.2 or 8.3, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, or (ii) the funds deposited with the Trustee to effect Legal Defeasance or Covenant Defeasance are insufficient to pay the principal of, premium, if any, and interest on the Securities when due, then the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.2 or 8.3 until such time as the Trustee or Paying Agent is permitted to apply such money in accordance with Sections 8.2 and 8.3, as the case may be; PROVIDED, HOWEVER, that, if the Company makes any payment of principal of, premium, if any, or interest on any Security following the reinstatement of


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


its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the Cash and U.S. Government Obligations held by the Trustee or Paying Agent.

                                   ARTICLE IX

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

          SECTION 1.     SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF HOLDERS.

          Without the consent of any Holder, the Company, when authorized by Board Resolutions, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

               (1) to cure any ambiguity, defect, or inconsistency, or make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture, PROVIDED such action pursuant to this clause shall not adversely affect the interests of any Holder in any respect;

               (2) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company;

               (3)  to provide for guarantors of the Securities;

               (4) to evidence the succession of another Person to the Company, and the assumption by any such successor of the obligations of the Company, herein and in the Securities in accordance with Article V;

               (5)  to comply with the TIA;

               (6) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities;

               (7)  to provide for collateral for the Securities; or


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


               (8) to provide for the issuance and authentication of the Exchange Securities in exchange for the Initial Securities in compliance with this Indenture and the Registration Rights Agreement.

          SECTION 2. AMENDMENTS, SUPPLEMENTAL INDENTURES AND WAIVERS WITH CONSENT OF HOLDERS.

          Subject to Section 6.8, with the consent of the Holders of not less than a majority in aggregate principal amount of then outstanding Securities, by written act of said Holders delivered to the Company and the Trustee, the Company, when authorized by Board Resolutions, and the Trustee may amend or supplement this Indenture or the Securities or enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or the Securities or of modifying in any manner the rights of the Holders under this Indenture or the Securities. Subject to Section 6.8, the Holder or Holders of not less than a majority in aggregate principal amount of then outstanding Securities may waive compliance by the Company with any provision of this Indenture or the Securities. Notwithstanding any of the above, however, no such amendment, supplemental indenture or waiver shall, without the written consent of the Holder of each outstanding Security affected thereby:

               (1) reduce the percentage of principal amount of Securities whose Holders must consent to an amendment, supplemental indenture or waiver of any provision of this Indenture or the Securities;

               (2) reduce the rate or extend the time for payment of interest on any Security;

               (3) reduce the principal or premium amount of any Security, or reduce the Change of Control Purchase Price, the Asset Sale Offer Price or the Redemption Price;

               (4)  change the Stated Maturity;

               (5) alter the redemption provisions (including the defined terms used therein) of Article III in a manner adverse to any Holder;

               (6) alter the terms or provisions of Section 10.1 in a manner adverse to the Holders;


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


               (7) make any changes in the provisions concerning waivers of Defaults or Events of Default by Holders of the Securities or the rights of Holders to recover the principal or premium of, interest on, or redemption payment with respect to, any Security, including without limitation any changes in Section 6.8, 6.12 or this third sentence of this Section 9.2, except to increase any required percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Security affected thereby;

               (8) make the principal of, or the interest or premium on, any Security payable with anything or in any manner other than as provided for in this Indenture (including changing the place of payment where, or the coin or currency in which, any Security or any premium or the interest thereon is payable) and the Securities as in effect on the date hereof; or

               (9) make the Securities subordinate in right of payment to any extent or under any circumstances to any other Indebtedness.

          It shall not be necessary for the consent of the Holders under this
Section 9.2 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

          After an amendment, supplement or waiver under this Section 9.2 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

          After an amendment, supplement or waiver under this Section 9.2 or
Section 9.4 becomes effective, it shall bind each Holder.

          In connection with any amendment, supplement or waiver under this
Article IX, the Company may, but shall not be obligated to, offer to any Holder who consents to such amendment, supplement or waiver, or to all Holders, consideration for such Holder's consent to such amendment, supplement or waiver.


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


          SECTION 3.     COMPLIANCE WITH TIA.

          Every amendment, waiver or supplement of this Indenture or the Securities shall comply with the TIA as then in effect.

          SECTION 4.     REVOCATION AND EFFECT OF CONSENTS.

          Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of his Security by written notice to the Company or the Person designated by the Company as the Person to whom consents should be sent if such revocation is received by the Company or such Person before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Securities have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

          The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be the date so fixed by the Company notwithstanding the provisions of the TIA. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date, and only those Persons (or their duly designated proxies), shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

          After an amendment, supplement or waiver becomes effective, it shall bind every Securityholder, unless it makes a change described in any of clauses
(1) through (9) of Section 9.2, in which case, the amendment, supplement or waiver shall bind only each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security; PROVIDED that any such waiver shall not impair or affect the right of any other Holder to receive payment of principal and premium of and interest on a Security, on or after the respective dates set for such amounts to become due and payable expressed in such Security, or to bring suit for the enforcement of any such payment on or after such respective dates.


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


          SECTION 5.     NOTATION ON OR EXCHANGE OF SECURITIES.

          If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee or require the Holder to put an appropriate notation on the Security. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Any failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment, supplement or waiver.

          SECTION 6.     TRUSTEE TO SIGN AMENDMENTS, ETC.

          The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article IX; PROVIDED that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture.
The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article IX is authorized or permitted by this Indenture.

                                    ARTICLE X

                           RIGHT TO REQUIRE REPURCHASE

          SECTION 1. REPURCHASE OF SECURITIES AT OPTION OF THE HOLDER UPON A CHANGE OF CONTROL.

               (a) In the event that a Change of Control occurs, each Holder shall have the right, at such Holder's option, pursuant to an irrevocable and unconditional offer by the Company (the "Change of Control Offer") subject to the terms and conditions of this Indenture, to require the Company to repurchase all or any part of such Holder's Securities (PROVIDED that the principal amount of such Securities must be $1,000 or an integral multiple thereof) on a date selected by the Company that is no later than 35 Business Days after the occurrence of such Change of Control (the "Change of Control Purchase Date"), at a cash price (the "Change of Control Purchase Price") equal to 101% of the principal amount thereof, plus (subject to the right of Holders of record on a Record Date to receive interest due on an Interest Payment Date that is on or prior to such repur-


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


chase date and subject to clause (b)(4) below) accrued and unpaid interest, if any, to the Change of Control Purchase Date.

               (b) In the event of a Change of Control, the Company shall be required to commence an offer to purchase Securities (a "Change of Control Offer") as follows:

               (1) the Change of Control Offer shall commence within 10 Business Days following the occurrence of the Change of Control;

               (2) the Change of Control Offer shall remain open for 20 Business Days following its commencement (the "Change of Control Offer Period");

               (3) upon the expiration of the Change of Control Offer Period, the Company shall purchase all of the properly tendered Securities at the Change of Control Purchase Price, plus accrued and unpaid interest thereon;

               (4) if the Change of Control Purchase Date is on or after a Record Date and on or before the related Interest Payment Date, any accrued interest will be paid to the Person in whose name a Security is registered at the close of business on such Record Date, and no additional interest will be payable to Securityholders who tender Securities pursuant to the Change of Control Offer;

               (5) the Company shall provide the Trustee and the Paying Agent with written notice of the Change of Control Offer at least three Business Days before the commencement of any Change of Control Offer; and

               (6) on or before the commencement of any Change of Control Offer, the Company or the Registrar (upon the request and at the expense of the Company) shall send, by first-class mail, a notice to each of the Securityholders, which (to the extent consistent with this Indenture) shall govern the terms of the Change of Control Offer and shall state:

                    (i) that the Change of Control Offer is being made pursuant to such notice and this Section 10.1 and that all Securities, or portions thereof, tendered will be accepted for payment;

                    (ii) the Change of Control Purchase Price (including the amount of accrued and unpaid interest, subject to clause (b)(4) above), the Change


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


of Control Purchase Date and the Change of Control Put Date (as hereinafter defined);

                    (iii) that any Security, or portion thereof, not tendered or accepted for payment will continue to accrue interest;

                    (iv) that, unless the Company defaults in depositing Cash with the Paying Agent in accordance with the last paragraph of this Article X or such payment is prevented, any Security, or portion thereof, accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date;

                    (v) that Holders electing to have a Security, or portion thereof, purchased pursuant to a Change of Control Offer will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Paying Agent (which may not for purposes of this Section 10.1, notwithstanding anything in this Indenture to the contrary, be the Company or any Affiliate of the Company) at the address specified in the notice prior to the close of business on the earlier of (a) the third Business Day prior to the Change of Control Purchase Date and (b) the third Business Day following the expiration of the Change of Control Offer (such earlier date being the "Change of Control Put Date");

                    (vi) that Holders will be entitled to withdraw their elec-tion, in whole or in part, if the Paying Agent (which may not for purposes of this Section 10.1, notwithstanding anything in this Indenture to the contrary, be the Company or any Affiliate of the Company) receives, up to the close of business on the Change of Control Put Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities the Holder is withdrawing and a statement that such Holder is withdrawing his election to have such principal amount of Securities purchased; and

                    (vii) a brief description of the events resulting in such Change of Control.

          Any such Change of Control Offer shall be made in compliance with all applicable Federal and state laws, rules and regulations, including, if applicable, Regulation 14E under the Exchange Act and the rules and regulations and regulations thereunder and all other applicable Federal and state securities laws, and any provisions of this Inden-ture which conflict with such laws shall be deemed to be superseded by the provisions of such laws.

          On or before the Change of Control Purchase Date, the Company shall
(i) accept for payment Securities or portions thereof properly tendered pursuant to the Change of Control Offer on or before the Change of Control Put Date, (ii) deposit with the Paying Agent Cash sufficient to pay the Change of Control Purchase Price (together with accrued and unpaid interest, subject to clause
(b)(4) above) for all Securities or portions thereof so tendered and (iii) deliver to the Trustee Securities so accepted together with an Officers' Certif-icate listing the Securities or portions thereof being purchased by the Company. The Paying Agent shall promptly pay to Holders of Securities so accepted an amount equal to the Change of Control Purchase Price (together with accrued and unpaid interest, subject to clause (b)(4) above), for such Securities (subject to clause (b)(4) above), and the Trustee or its authenticating agent shall promptly authenticate and deliver (or cause to be transferred by book entry) to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered; PROVIDED that each such new Security will be in a principal amount of $1,000 or an integral multiple thereof. Any Securities not so accepted shall be promptly delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date. Any Security (or portion thereof) accepted for payment pursuant to the Change of Control Offer (and duly paid on the Change of Control Purchase Date) will cease to accrue interest after the Change of Control Purchase Date.

                                   ARTICLE XI

                                  MISCELLANEOUS

          SECTION 1.       TIA CONTROLS.

          If any provision of this Indenture limits, qualifies, or conflicts with the duties imposed by operation of the TIA, the imposed duties, upon qualification of this Indenture under the TIA, shall control.

          SECTION 2.       NOTICES.

          Any notices or other communications to the Company, Paying Agent, Registrar, Securities Custodian, transfer agent or the Trustee required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

          if to the Company:

          Guitar Center Management Company, Inc.
          5155 Clareton Drive
          Agoura Hills, California  91301
          Attention:       Bruce Ross
          Telephone:       (818) 735-8800
          Telecopy:        (818) 735-8855

          if to the Trustee:

          U.S. Trust Company of California, N.A.
          515 South Flower Street, Suite 2700
          Los Angeles, CA  90071
          Attention:       Sandee Parks
          Telephone:       (213) 861-5066
          Telecopy:        (213) 488-1370

          Any party by notice to each other party may designate additional or different addresses as shall be furnished in writing by such party. Any notice or communication to any party shall be deemed to have been given or made as of the date so delivered, if personally delivered; when answered back, if telexed; when receipt is acknowledged, if telecopied; and five Business Days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

          Any notice or communication mailed to a Securityholder shall be mailed to him or her by first-class mail or other equivalent means at his or her address as it appears on the registration books of the Registrar and shall be sufficiently given to him or her if so mailed within the time prescribed. Any notice or communication shall also be mailed to any Person described in TIA
Section  313(c) to the extent required by the TIA.

          Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

         SECTION 3.  COMMUNICATIONS BY HOLDERS WITH OTHER HOLDERS.

         Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and any other Person shall have the protection of TIA Section 312(c).

         SECTION 4.  CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

         Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

                   (1) an Officers' Certificate (in form and substance reasonably satisfactory to the Trustee) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been met; and

                   (2) an Opinion of Counsel (in form and substance reasonably satisfactory to the Trustee) stating that, in the opinion of such counsel, all such conditions precedent have been met;

PROVIDED, HOWEVER, that in the case of any such request or application as to which the furnishing of particular documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished under this Section 11.4.

         SECTION 5.  STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

         Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA Section 314(e) and shall include:

                   (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

                   (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;


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                   (3)  a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been met; and

                   (4) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been met; PROVIDED, HOWEVER, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

         SECTION 6.  RULES BY TRUSTEE, PAYING AGENT, REGISTRAR.

         The Trustee may make reasonable rules for action by or at a meeting of Securityholders. The Paying Agent or Registrar may make reasonable rules for its functions.

         SECTION 7.  NON-BUSINESS DAYS.

         If a payment date is not a Business Day at such place, payment may be made at such place on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period.

         SECTION 8.  GOVERNING LAW.

         THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED
IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. THE COMPANY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE AND THE SECURITIES, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. THE COMPANY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TRIAL BY JURY AND ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY


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SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY
SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE TRUSTEE OR ANY SECURITYHOLDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY IN ANY OTHER JURISDICTION.

         SECTION 9.  NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

         This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

         SECTION 10.  NO RECOURSE AGAINST OTHERS.

         No direct or indirect stockholder, employee, officer or director, as such, past, present or future of the Company, or any successor entity, shall have any personal liability in respect of the obligations of the Company under the Securities or this Indenture by reason of his, her or its status as such stockholder, employee, officer or director. Each Securityholder by accepting a Security waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Securities.

         SECTION 11.  SUCCESSORS.

         All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successor.

         SECTION 12.  DUPLICATE ORIGINALS.

         All parties may sign any number of copies or counterparts of this Indenture. Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement.

         SECTION 13.  SEVERABILITY.

         In case any one or more of the provisions in this Indenture or in the Securities shall be held invalid, illegal or unenforceable, in any respect for any reason, the


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validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

         SECTION 14.  TABLE OF CONTENTS, HEADINGS, ETC.

         The Table of Contents and headings of the Articles and the Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.


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                                       SIGNATURES

         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.


                                  GUITAR CENTER MANAGEMENT
                                       COMPANY, INC.

                                  By:  /s/ Larry E. Thomas
                                       -----------------------------
                                       Name:  Larry Thomas
                                       Title:  President and Chief Executive
                                               Officer




                                  U.S. TRUST COMPANY OF CALIFORNIA, N.A.,
                                       as Trustee



                                  By:  /s/ Sandra H. Leess
                                       -----------------------------
                                       Name:  Sandra Leess
                                       Title:  Authorized Officer